UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Convergys Corporation

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Convergys Corporation 201 E. Fourth Street Cincinnati, Ohio 45202

Dear Shareholder:

We invite you to attend the Annual Meeting of shareholders on Friday, April 26, 2013, at the Atrium Two Building, Suite 1900, 221 East Fourth Street, Cincinnati, Ohio 45202. The meeting will begin at 11:30 a.m., Eastern Daylight Time. At the meeting, you will hear a report on our business and have a chance to meet the directors and executive officers of the Company.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

The Securities and Exchange Commission permits the Company to furnish proxy materials to its shareholders via the Internet. We believe, based upon our successful experiences the past few years, that this process will provide our shareholders with the information they need, while significantly lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. You also may request a printed copy.

Even if you only own a few common shares of Convergys Corporation, we want your shares to be represented at the meeting. You can vote your shares on the Internet, by toll-free telephone call or proxy card.

Thank you for your ongoing support of, and continued interest in, Convergys Corporation.

Sincerely,

Jeffrey H. Fox
Executive Chairman of the Board

Andrea J. Ayers
Chief Executive Officer

March 13, 2013

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

CONVERGYS CORPORATION

201 East Fourth Street

Cincinnati, Ohio 45202

Time:

Doors open:	10:30 a.m.	Eastern Daylight Time
Meeting begins:	11:30 a.m.	Eastern Daylight Time

Date:

Friday, April 26, 2013

Place:

Atrium Two Building

221 East Fourth Street

Suite 1900

Cincinnati, Ohio 45202

Purpose:

•	To elect nine directors for one-year terms;

•	To ratify the appointment of the independent registered public accounting firm;

•	To consider re-approval of performance goals under the Convergys Corporation Long Term Incentive Plan for purposes of Section 162(m);

•	To consider approval, on an advisory basis, of the compensation of our named executive officers; and

•	To conduct other business if properly brought before the meeting.

Convergys Corporation shareholders of record at the close of business on February 28, 2013 may vote at the meeting.

On or about March 13, 2013, we began mailing a Notice Regarding Availability of Proxy Materials (the “Notice”) to shareholders of record as of the close of business on February 28, 2013, and we posted our proxy materials on the web site referenced in the Notice (www.edocumentview.com/cvgb). As more fully described in the Notice, shareholders may choose to access our proxy materials at this web site or may request a printed set of our proxy materials. In addition, the Notice and web site provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

Your vote is important. Please vote your shares promptly. To vote your shares, use the Internet, call the toll-free telephone number as described in the instructions on your proxy card or complete, sign, date and return your proxy card.

By order of the Board of Directors,

Jarrod B. Pontius

Corporate Secretary

March 13, 2013

PROXY STATEMENT

GENERAL INFORMATION

Notice Regarding the Internet Availability of Proxy Materials. In accordance with a rule adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder, we are furnishing the proxy materials, including this Proxy Statement and the 2012 Annual Report to Shareholders, by providing access to them on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice Regarding Availability of Proxy Materials (the “Notice”) is mailed to each of our shareholders of record with instructions on how to access and review the proxy materials on the Internet, as well as how to request printed copies.

These materials include our:

•	Proxy Statement for the Annual Meeting to be held on April 26, 2013; and

•	2012 Annual Report to Shareholders, which includes our audited consolidated financial statements.

Who May Vote. You can vote if you were a shareholder of Convergys Corporation (“Convergys” or the “Company”) common shares, without par value (“Common Shares”) as of the close of business on the record date, February 28, 2013.

Shareholder of Record or Beneficial Owner. If your Common Shares are registered directly in your name with the Company’s transfer agent, you are considered the “shareholder of record” of those shares. The Company will send the notice for access directly to all shareholders of record. If, however, your Common Shares are held in a stock brokerage account or by a bank or other nominee, your broker, bank or other nominee is considered the shareholder of record and you are considered the “beneficial owner” of those shares. In this case, the broker, bank or other nominee is responsible for forwarding the notice for access to you and providing instructions on voting.

How to Vote. You may vote by proxy or in person at the Annual Meeting. We suggest that you vote by proxy even if you plan to attend the meeting. If you are the shareholder of record, you can vote by proxy in one of three ways:

•	Via Internet: Go to www.envisionreports.com/cvgb and follow the instructions in the Notice.

•	By telephone: Call toll-free 1-800-652-8683 and follow the instructions in the Notice.

•	In writing: Request a full packet of proxy materials. Then complete, sign, date and return your proxy card in the envelope provided.

If you are a beneficial owner of your Common Shares, please follow the instructions provided by your broker, bank or other nominee.

How Proxies Work. The Company’s Board of Directors (the “Board”) is asking for your proxy. Giving your proxy means that you authorize the individuals designated as proxies to vote your Common Shares at the Annual Meeting in the manner you direct. With respect to Proposal 1 you may vote for all, some or none of the director nominees. With respect to Proposals 2, 3 and 4 you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposals 2, 3 or 4, the abstention will have the same effect as an AGAINST vote.

Your proxy card covers all shares registered in your name. If you own Common Shares in the Convergys Corporation Retirement and Savings Plan (the “Retirement and Savings Plan”) or the Convergys Corporation Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), your proxy card includes those shares, too. The trustee of each of these plans will vote your plan shares as directed by you. If you do not provide voting instructions, the trustee of each of these plans will vote your plan shares in proportion to the voting instructions it has received.

If you return your signed proxy, but do not specify how to vote, the individuals named as proxies will vote your Common Shares:

•	FOR all the director nominees;

•	FOR the Audit Committee’s proposal to ratify the appointment of the independent registered public accounting firm;

•	FOR re-approval of performance goals under the Convergys Corporation Long Term Incentive Plan for purposes of Section 162(m);

•	FOR approval of the compensation of our named executive officers; and

•	in accordance with their judgment, upon such other matters if they are properly brought before the meeting.

If you hold Common Shares through a broker, bank or other nominee, you should receive materials from that broker, bank or other nominee asking how you want to vote. Review the voting form used by that firm to see if it offers Internet or telephone voting, and follow the voting instructions on that form. If you do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” In tabulating the voting results for the election of directors and each of the proposals, shares that constitute broker non-votes are not considered entitled to vote. Thus, broker non-votes will not affect the outcome of the election of directors or the proposal being voted on.

Revoking a Proxy. You may revoke your proxy before the Annual Meeting by:

•	sending written notice to our Corporate Secretary, which must be received prior to the Annual Meeting;

•	submitting a later-dated proxy, which we must receive prior to the Annual Meeting;

•	casting a new vote through the Internet or by telephone before 1:00 a.m. Eastern Daylight Time, on April 26, 2013; or

•	attending the Annual Meeting and revoking your proxy in person if you are the shareholder of record of your Common Shares.

If your Common Shares are held in the name of your broker, bank or other nominee and you wish to revoke your proxy in person at the meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the beneficial owner of the Common Shares on the record date.

Tabulation of Voting. Independent inspectors of election tabulate the votes on all of the proposals.

Quorum and Voting Procedures. In order to carry on the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding Common Shares eligible to vote must be represented at the meeting, either by proxy or in person.

Proposal 1—Election of Directors. Under Ohio law, the nominees receiving the greatest number of votes will be elected as directors. Common Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy. Broker non-votes will not be counted as participating in the voting and, therefore, will have no effect.

Under the Company’s Code of Regulations, any director who receives a greater number of “withhold” votes than votes “for” in an uncontested election must promptly tender an offer of resignation to the Board. The Governance and Nominating Committee will consider the resignation offer, and then make a recommendation to the Board whether to accept or reject it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept or reject the director’s resignation offer.

Proposal 2—Ratification of selection of Ernst & Young LLP. To be approved, this proposal requires the approval of a majority of the Common Shares participating in the voting. Abstentions and broker non-votes will not be counted as participating in the voting and, therefore, will have no effect.

Proposal 3—Re-approval of performance goals under the Convergys Corporation Long Term Incentive Plan for purposes of Section 162(m). To be approved, this proposal requires the approval of a majority of the Common Shares participating in the voting. Abstentions and broker non-votes will not be counted as participating in the voting and, therefore, will have no effect.

Proposal 4—Approval, on an advisory basis, of the compensation of our named executive officers. To be approved, this proposal requires the approval of a majority of Common Shares participating in the voting. Abstentions and broker non-votes will not be counted as participating in the voting and, therefore, will have no effect.

Attending in Person. Shareholders as of the close of business on the record date may attend the Annual Meeting. To attend in person, you will need your photo identification and an admission ticket or evidence of ownership. For shareholders of record, the admission ticket is included on your Notice or, if you have requested and received a hard copy of the proxy materials, is attached to your proxy card. If your Common Shares are held in the name of your broker, bank or other nominee, you must bring to the meeting an account statement or letter from your broker, bank or other nominee indicating that you beneficially owned the shares on the record date.

Conduct of the Meeting. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner. This authority includes establishing rules for all activities during the meeting and in the question and answer session, which follows the meeting. In light of the need to conclude the meeting within a reasonable period of time, there are time limits for speaking and there is no assurance that every shareholder who wishes to speak will be able to do so. For safety and security reasons, cameras and other recording devices are not allowed in the meeting. Copies of the rules will be available at the meeting.

Contact Information. If you, as a shareholder, have questions, need more information about the Annual Meeting or would like printed copies of the materials mentioned above, please write to:

Corporate Secretary

Convergys Corporation

201 East Fourth Street

Cincinnati, Ohio 45202

or

call the Corporate Secretary’s office at (513) 723-2442.

For information about Common Shares registered in your name, call Computershare toll free at 1-877-294-8217 or access your account via the Internet at www.computershare.com/investor.

CORPORATE GOVERNANCE

Board Leadership Structure. The Board regularly considers the appropriate leadership structure and believes that it is important to retain the flexibility to make a determination based on what it believes will be the appropriate leadership structure in the circumstances. Although the Board does not believe the separation of the Chief Executive Officer and Non-Executive Chairman positions would be preferred in all circumstances, the Board has separated the Chairman and Chief Executive Officer roles since April 2007. Furthermore, the Board appoints a Presiding Director as required under the Company’s Governance Principles. Under the Governance Principles, the Chairman is designated as the Presiding Director. In the event the Chairman role is not held by an independent Board member, the Board will designate a lead director from among the independent directors to serve as the Presiding Director.

The Presiding Director plays a key role in communications between the Board and the Chief Executive Officer (the “CEO”). The Presiding Director also has the authority under the Company’s Governance Principles to convene meetings of independent directors and to lead executive sessions of independent directors. The Board believes that the separation of the CEO and Presiding Director is important and requires this governance structure in its Governance Principles.

From February 2010 through October 2012, Jeffrey H. Fox served as the Company’s CEO and Philip A. Odeen served as the Non-Executive Chairman and as the Presiding Director. The Board selected this leadership structure in the belief that separating the principal executive officer and board chairman positions allowed for a more efficient division of responsibilities in light of the high demands on the time of each of Messrs. Fox and Odeen. In particular, the Board considered Mr. Odeen, a former chairman and CEO of a large public company, to have the requisite skills and experience to assume the duties of Non-Executive Chairman, allowing Mr. Fox to focus his time and attention on the duties of CEO. As CEO, Mr. Fox led the Company’s efforts to divest non-core businesses and focus the Company on its Customer Management business. This process included the divestitures of the Company’s Human Resources Management business in June 2010 and its Information Management (IM) business in May 2012.

Following the sale of the IM business, the Board approved, and the Company announced, a leadership succession plan to align the management team with the Company’s focus on the customer management business. In connection with the leadership succession plan, the Board re-evaluated its leadership structure and, in November 2012, determined to appoint Mr. Fox as its Executive Chairman and Mr. Odeen as its lead independent director and Presiding Director. Based on Mr. Fox’s strong performance as CEO and his understanding of the business, the Board viewed this structure as appropriate to provide leadership of, and oversight through, the management transition.

The Board will continue to evaluate the leadership structure to ensure that it is appropriate.

Shareholders and other interested parties who wish to communicate with Convergys’s lead independent director and Presiding Director or with the non-employee directors, may address correspondence to:

Presiding Director

Convergys Corporation

P.O. Box 1895

201 East Fourth Street

Cincinnati, OH 45201-1895

Governance Principles. The Board has adopted Governance Principles, which contain information about the structure and functioning of the Board. These principles are available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com.

Shareholder Communications. Shareholders may communicate with the Board by written correspondence addressed to:

Convergys Corporation

Attention: Independent Directors

P.O. Box 1895

201 East Fourth Street

Cincinnati, OH 45201-1895

Compensation and Benefits Committee Interlocks and Insider Participation. No member of the Compensation and Benefits Committee is an employee of the Company, is or formerly was an officer of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K of the Securities Act of 1933, as amended. No member of the Board is an executive officer of another company of which an executive officer of the Company serves as a director.

Code of Ethics. In accordance with applicable New York Stock Exchange (“NYSE”) Listing Standards and the SEC Regulations, the Company has adopted a Code of Business Conduct and Ethics (which serves as the Code of Ethics for the directors, officers and employees of the Company), which is available on the “Corporate Governance” page of the Investor Relations section of our website at www.convergys.com. A copy in printed form is available upon request to our Corporate Secretary. The Board has also adopted Governance Principles.

Risk Management and Oversight Process. The entire Board and each of its committees are involved in overseeing risk associated with the Company. The Board and the Audit and Finance Committees monitor the Company’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the Governance and Nominating Committee monitor the Company’s governance and succession risk by regular review with management and outside advisors. The Board and the Compensation and Benefits Committee monitor CEO succession and the Company’s compensation policies and related risks by regular reviews with management and the Committee’s outside advisors.

Related Party Transactions. The Company has a written policy for the review of transactions involving the Company and “related parties” (directors and executive officers and their immediate family members and shareholders owning five percent or more of the Company’s outstanding stock). A related party transaction must be reviewed by the Audit Committee, which will ratify or approve the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and that either the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, or the products or services being acquired are of a nature, quantity or quality, or on other terms, that are not readily available from other sources. For purposes of this policy, a “related party transaction” is any transaction in which the Company was or is to be a participant and in which any related party has a direct or indirect material interest, other than transactions that: (i) involve less than $120,000 when aggregated with all similar transactions, (ii) are available to all employees generally, or (iii) involve compensation of executive officers or directors duly authorized by the appropriate Board committee.

In 2012, the Company paid Jeffrey H. Fox, the Company’s Chief Executive Officer and a director, $308,314 to reimburse him for business use of his personal aircraft at a fixed hourly rate as provided in Mr. Fox’s employment letter (which was approved by the Board of Directors). Under the employment letter, the Compensation and Benefits Committee periodically reviews Mr. Fox’s business use of the aircraft for reasonableness. In addition, under the Company’s policy with respect to related party transactions, the Audit Committee has approved the arrangement for 2012 as being in the best interests of the Company and at a rate that is comparable to, or better than, the rate that could be obtained in arm’s length dealings with an unrelated third party.

BOARD OF DIRECTORS AND COMMITTEES

The Company currently has 10 directors, a number set by the Board in October 2012. As previously announced, Mr. Odeen has decided not to stand for re-election at the Annual Meeting, at which time the Board has set the size of the Board at nine. Each director is elected to serve a one-year term expiring at the next Annual Meeting.

The Board held 10 meetings in 2012, and there were 5 sessions where the directors met without management (“Executive Sessions”). Each of the Board’s committees also met in Executive Session, generally at the end of each of their committee meetings. The Company encourages all of its directors to attend the Annual Meeting. All directors attended the 2012 Annual Meeting. Each director attended at least 89% of the total number of meetings of the Board and committees of which he/she was a member.

The Company has five standing Board committees: the Audit Committee, the Compensation and Benefits Committee, the Executive Committee, the Finance Committee and the Governance and Nominating Committee. Each of these committees, except the Executive Committee, has a written charter approved by the Board. The charters for the Committees can be found under the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com and also are available in printed form to any shareholder who submits a request to the Corporate Secretary.

Set forth below is the current membership of each standing committee of the Board with the number of meetings held during 2012, in parentheses:

Audit Committee (9)	Compensation and Benefits Committee (7)	Executive Committee (0)	Finance Committee (3)	Governance and Nominating Committee (4)
Mr. Wallman (Chair)	Mr. Gibbs (Chair)	Mr. Fox (Chair)	Mr. Barrett (Chair)	Mr. Monahan (Chair)
Mr. Devenuti	Mr. Nelson	Ms. Ayers	Mr. Gibbs	Mr. Barrett
Ms. Herman	Mr. Odeen	Mr. Barrett	Mr. Nelson	Mr. Odeen
Mr. Monahan		Mr. Gibbs	Mr. Wallman
Mr. Monahan
Mr. Wallman

Audit Committee

The Audit Committee’s primary roles are to:

•	oversee the integrity of the Company’s financial statements;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	assess the independent accountants’ qualifications and independence;

•	review the performance of the Company’s internal audit function and the independent accountants; and

•	oversee the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

The Audit Committee is directly responsible for the appointment of the independent registered public accounting firm. Both the internal auditors and the independent accountants periodically meet alone with the Audit Committee and have unrestricted access to the Audit Committee. The Board and the Audit Committee have designated Mr. Wallman as an “audit committee financial expert.” Further, each member of the Audit Committee is deemed financially literate, as that term is defined by the NYSE.

Compensation and Benefits Committee

The Compensation and Benefits Committee’s primary roles are to:

•	oversee the Company’s executive compensation plans and programs and review and recommend changes to these plans and programs to keep management’s and shareholders’ interests aligned;

•	review and evaluate the performance of the CEO against corporate goals and objectives;

•	review and recommend for the full Board’s approval the compensation of the CEO;

•	review the performance of the Company’s other executive officers and approve their compensation;

•	review and discuss with management the Compensation Discussion and Analysis included in the proxy statement; and

•	assess the risks associated with executive compensation and with each compensation program.

The CEO provides recommendations regarding the general design of the Company’s compensation plans for Committee approval as well as specific compensation actions involving the executive officers. The CEO is not present during Committee meetings at which compensation actions involving the CEO are discussed.

In accordance with the Committee’s Charter, the Committee has the sole authority, to the extent deemed necessary and appropriate, to retain and terminate any compensation consultants, outside counsel or other advisors to the Committee, including the sole authority to approve the consultant’s or advisor’s fees and other retention terms. Pursuant to its authority under its Charter, the Committee directly engages an independent outside consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”), to provide advice on executive compensation matters and to assist the Committee in its review of the compensation for the CEO and senior officers. FW Cook has no other business relationship with the Company. When appropriate, the Committee has discussions with its consultant without management present to ensure candor and impartiality.

Management also periodically may retain consultants to research and present information to management related to compensation trends and “best practices” in executive and non-employee director compensation. Executive compensation databases and other resources provided by the consulting firms set the foundation for a benchmarking process, which in turn serves as part of the basis for setting levels of compensation for each of the executive officers and non-employee directors.

Executive Committee

The Executive Committee has authority to act on behalf of the Board on most matters during the period between regular Board meetings.

Finance Committee

The Finance Committee’s primary roles are to:

•	review the capital structure of the Company;

•	review and recommend to the Board short-term borrowing limits and proposed financings;

•	review and recommend to the Board significant mergers, acquisitions and divestitures;

•	review pension plan funding; and

•	review the performance of the pension plan’s investment portfolio and manager.

Governance and Nominating Committee

The Governance and Nominating Committee’s primary roles are to:

•	evaluate and recommend director nominees;

•	monitor the functions of Board committees and conduct evaluations of the Board and its committees;

•	review and respond to shareholder proposals and concerns;

•	review the Company’s corporate governance system and recommend to the Board principles, policies and procedures for dealing with corporate governance; and

•	assist the Board in reviewing and monitoring the Company’s management succession planning.

Director Independence

The Board annually reviews the independence of each of the directors. Based on the information supplied by each director, the Board has determined that, with the exception of Mr. Fox and Ms. Ayers, all of the directors qualify as being independent pursuant to the Rules and Listing Standards of the NYSE and the SEC. All of the members of the Board’s Audit Committee, Compensation and Benefits Committee, Governance and Nominating Committee and Finance Committee are independent directors. Members of the Compensation and Benefits Committee are also “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (“Code”). None of the independent directors has any related party relationship prohibited by the Rules of the NYSE.

In making its independence determination, the Board considered the specific relationships described below between directors and companies with which those directors are affiliated.

John F. Barrett is a director and the Chief Executive Officer of Western & Southern Financial Group, Inc., and its subsidiary, The Western and Southern Life Insurance Company. Western & Southern Financial Group owns more than five percent of the outstanding Common Shares of Convergys and also owns Tri-State Ventures, LLC, which is the general partner of an investment fund in which certain assets of the Convergys Corporation Pension Plan (the “Pension Plan”) are invested. The Board has determined that Mr. Barrett’s relationship with Western & Southern does not disqualify Mr. Barrett from being deemed independent under the Rules of the NYSE.

Richard R. Devenuti is the President of Information Intelligence Group, a Division of EMC2 Corporation. In 2012, the Company utilized EMC2 Corporation to provide the Company with data storage and security products. The Board has determined that Mr. Devenuti’s relationship with EMC2 Corporation does not disqualify Mr. Devenuti from being deemed independent under the Rules of the NYSE.

Ronald L. Nelson is a director and the Chief Executive Officer of Avis Budget Group, Inc. In 2012, the Company utilized the automobile rental services of the Avis Budget Group, Inc. The Board has determined that Mr. Nelson’s relationship with Avis Budget Group, Inc. does not disqualify Mr. Nelson from being deemed independent under the Rules of the NYSE.

Director Qualifications

The Company’s Governance Principles (“Governance Principles”) contain criteria that may be applied in the evaluation of nominees for a position on its Board. Under these Governance Principles, the Board performs on a regular basis an assessment of the skills and characteristics needed by the Board in the context of the current composition of the Board and the Board’s succession plan. Skills and characteristics to be considered include: (i) judgment, (ii) experience, (iii) skills, (iv) accountability and integrity, (v) financial literacy, (vi) leadership abilities, (vii) industry knowledge, (viii) diversity (both in perspectives as well as Board heterogeneity), (ix) other

Board appointments, and (x) independence. These factors are considered by the directors in their judgment; the Governance Principles provide no formula or rules for the weighting of these factors. These principles are available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com.

The Governance Principles provide that a director’s final term is to end at the Annual Meeting of shareholders following such director’s 72nd birthday. Therefore, under the circumstance of reaching such age, a director may not serve his or her entire term. The Governance and Nominating Committee is granted the discretion under the Governance Principles to waive this requirement. In 2012, the Governance and Nominating Committee agreed to waive this requirement and extend the date on which Philip A. Odeen is required to retire until the Annual Meeting of Shareholders following his 77th birthday (the 2013 Annual Meeting of Shareholders). As previously announced, Mr. Odeen will not be standing for re-election at the 2013 Annual Meeting.

The Board does not have a specific diversity policy, but, in accordance with the Governance Principles, the Board and the Governance and Nominating Committee, consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. The Company believes that diversity is important because a variety of experiences and points of view contribute to a more effective decision-making process.

In determining whether an incumbent director should stand for re-election, the Governance and Nominating Committee considers the above factors as well as that director’s attendance at meetings, achievement of satisfactory performance and other matters determined by the Board.

Director Nomination Process

Suggestions for director nomination for election at the 2014 Annual Meeting can be brought to the attention of the Board by the Governance and Nominating Committee, by individual members of the Board or by shareholders. A shareholder wishing to suggest an individual for nomination should submit the suggestion by certified mail, return receipt requested, to the Governance and Nominating Committee, c/o Corporate Secretary, at the address listed on page 3.

All suggested nominees must be submitted by the close of business on November 15, 2013, and meet (1) the criteria set forth in the Governance Principles adopted by the Board, (2) the standards of independence established by the NYSE and the SEC and (3) other applicable laws, rules and regulations related to service as a director of the Company. They also must agree to accept a nomination for Board candidacy. Nominations of qualified individuals will be screened by the Governance and Nominating Committee. The Governance and Nominating Committee has the authority to engage third-party services to assist in identifying and evaluating qualified director candidates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated: Andrea J. Ayers, John F. Barrett, Richard R. Devenuti, Jeffrey H. Fox, Joseph E. Gibbs, Joan E. Herman, Thomas L. Monahan III, Ronald L. Nelson, and Richard F. Wallman, all of whom are incumbent directors, for election as directors to serve for a one-year term until the 2014 Annual Meeting of Shareholders.

Information about the nominees is provided below. If a director nominee becomes unavailable before the election, your proxy authorizes the proxies to vote for a replacement nominee if named by the Board.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES SET FORTH BELOW:

NOMINEES FOR DIRECTORS

(Terms expire in 2014)

Andrea J. Ayers

	Age:	49
	Director Since:	October 2012
	Committees:	Executive Committee
	Principal Occupation:	President and Chief Executive Officer of the Company since November 2012
	Prior Positions Held:	Chief Operating Officer of Convergys Customer Management Group Inc. (2010 – 2012); President of Convergys Customer Management Group Inc. (2008-2012)
	Other Current Public Company Directorships:	None
	Chosen to Serve:	Chosen to serve as a director based upon her industry experience, leadership, and extensive knowledge of the Company’s business. With this background, including over 20 years of experience with the Company (or its predecessor), she is uniquely qualified to understand the Company’s challenges and opportunities.
	Public Company Directorships held during the past 5 years (no longer serving):	None

John F. Barrett

	Age:	63
	Director Since:	May 1998
	Committees:	Executive Committee, Finance Committee (Chair), Governance and Nominating Committee
	Principal Occupation:	Chairman of the Board, Western & Southern Financial Group, Inc. and The Western and Southern Life Insurance Company since 2002; President and Chief Executive Officer, Western & Southern Financial Group, Inc. since 2000; President and Chief Executive Officer, The Western & Southern Financial Group and its predecessors since 1994
	Other Current Public Company Directorships:	Cintas Corporation (NYSE: CTAS)
	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO and Board Chairman experience, financial services and insurance industry knowledge, as well as his diversity of viewpoint and experience. Mr. Barrett also represents one of the Company’s largest shareholders.

	Public Company Directorships held during the past 5 years (no longer serving):	The Fifth Third Bancorp and its subsidiary, The Fifth Third
Bank; and The Andersons, Inc.

Richard R. Devenuti

	Age:	54
	Director Since:	August 2009
	Committees:	Audit Committee
	Principal Occupation:	President, Information Intelligence Group, a Division of EMC[2] Corporation since October 2010, Senior Vice President, EMC[2] Corporation since 2008
	Prior Positions Held:	Corporate Senior Vice President, Microsoft Corporation (2004-2006;) Vice President and Chief Information Officer, Microsoft Corporation (1999-2004)
	Other Current Public Company Directorships:	St. Jude Medical Inc. (NYSE: JUD.MU)

	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, prior experience as a CIO and contact center operations leader, industry knowledge in technology and customer care, as well as his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	Xeta Technologies Corporation

Jeffrey H. Fox

	Age:	50
	Director Since:	February 2009
	Committees:	Executive Committee (Chair)
	Principal Occupation:	Executive Chairman of the Company since November 2012
	Prior Positions Held:	President and Chief Executive Officer of the Company (2010-2012); Principal and former Chief Executive Officer, The Circumference Group LLC (2009-2010); Chief Operating Officer, Alltel Corporation (2007-2008); Group President, Shared Services, Alltel Corporation (2003-2007)

	Other Current Public Company Directorships:	None

	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO and transactional experience, industry knowledge of communications and billing, as well as his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	None

Joseph E. Gibbs

	Age:	63
	Director Since:	December 2000
	Committees:	Compensation and Benefits Committee (Chair), Executive Committee, Finance Committee
	Principal Occupation:	Chairman, Gibbs Investments, LLC since 2002
	Prior Positions Held:	Co-Founder, Vice Chairman, President and Chief Executive Officer, TGC, Inc. (The Golf Channel) (1991-2001)
	Other Current Public Company Directorships:	None
	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, prior CEO and Board Chairman experience, cable and billing industry knowledge, as well as his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	None

Joan E. Herman

	Age:	59
	Director Since:	December 2011
	Committees:	Audit Committee
	Principal Occupation:	President and Chief Executive Officer of Herman & Associates LLC since 2008
	Prior Positions Held:	President and Chief Executive Officer, Consumer Business Unit, Wellpoint, Inc. (2007-2008); President and Chief Executive Officer, Specialty, Senior and State Sponsored Business, Wellpoint, Inc. (2004-2007); President and Chief Executive Officer, Senior, Specialty and State Sponsored Programs, Wellpoint, Inc. (2000-2004); Group President, Senior and Specialty Businesses, Wellpoint, Inc. (1999-2000); President, Specialty Businesses, Wellpoint, Inc. (1998-1999)
	Other Current Public Company Directorships:	Qualicorp SA (BM&FBOVESPA: QUAL3.SA), HealthSouth (NYSE: HLS)

	Chosen to Serve:	Chosen to serve as a Director based upon her leadership experience and judgment, prior and current experience as President and CEO, healthcare and insurance industry knowledge, as well as her diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	MRV Communications, Inc.

Thomas L. Monahan III

	Age:	46
	Director Since:	February 2008
	Committees:	Audit Committee, Executive Committee, Governance and Nominating Committee (Chair)
	Principal Occupation:	Chairman and Chief Executive Officer, CEB since January 2008; Chief Executive Officer, CEB since 2005
	Prior Positions Held:	General Manager of the Finance, Legal & Administration, Strategy & Innovation, Information Technology and Operations Divisions, CEB (2002-2005)

	Other Current Public Company Directorships:	CEB (NYSE: CEB)

	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO and Board Chairman experience, as well as industry knowledge in data and customer analytics and his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	None

Ronald L. Nelson

	Age:	60
	Director Since:	August 2008
	Committees:	Compensation and Benefits Committee, Finance Committee
	Principal Occupation:	Chairman and Chief Executive Officer, Avis Budget Group, Inc. since 2006
	Prior Positions Held:	President and Chief Financial Officer, Cendant Corporation (2003-2006)
	Other Current Public Company Directorships:	Avis Budget Group (NYSE: CAR), Inc. and Hanesbrands Inc. (NYSE: HBI)
	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO, Board Chairman, CFO and transactional experience, as well as his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	Cendant Corporation

Richard F. Wallman

	Age:	61
	Director Since:	June 2007
	Committees:	Audit Committee (Chair), Executive Committee, Finance Committee
	Principal Occupation:	Retired Senior Vice President and Chief Financial Officer, Honeywell International, Inc. since July 2003
	Prior Positions Held:	Senior Vice President and Chief Financial Officer of Honeywell International, Inc. (March 1995–July 2003)
	Other Current Public Company Directorships:	Dana Holding Corporation (NYSE: DAN), Tornier, Inc. (NYSE: TRNX), Charles River Laboratories (NYSE: CRL), and Roper Industries, Inc. (NYSE: ROP)

	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, prior CFO experience, Audit Committee experience, industry knowledge in diversified manufacturing, as well as his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	Hayes Lemmerz International Inc., Lear Corporation, and Ariba, Inc.

SHARE OWNERSHIP

General

On the record date, February 28, 2013, the outstanding securities of the Company consisted of 188,696,302 Common Shares. The Company also has 82,605,172 Common Shares which are held in treasury and are not considered outstanding for quorum, voting or other purposes. Each Common Share has one vote on each matter presented for action at the Annual Meeting of shareholders. The following table sets forth information, as of the record date, with respect to those persons that the Company believes to be beneficial owners of more than five percent of the Company’s voting securities. The SEC has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or has the right to acquire beneficial ownership of any such security within 60 days.

Title of Class	Beneficial Owner	Number of Common Shares		Percent of Class(1)
Common Shares	Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	9,245,076	(2)	8.73%

Common Shares	BlackRock Inc. 40 East 52nd Street New York, NY 10022	8,015,394	(3)	7.57%

Common Shares	The Western and Southern Life Insurance Co. 400 Broadway Cincinnati, OH 45202	7,359,540	(4)	6.95%

Common Shares	LSV Asset Management 1 N. Wacker Drive Suite 4000 Chicago, IL 60606	6,419,260	(5)	6.06%

Common Shares	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,990,881	(6)	5.66%

(1)	This percentage is based upon Common Shares outstanding as of December 31, 2012.

(2)

The information provided for Dimensional Fund Advisors LP is taken from Amendment No. 1 to Schedule 13G/A filed by such beneficial owner(s), including members of a Section 13(d) group with such beneficial owner(s), with the SEC to report ownership as of December 31, 2012 as follows: sole voting power over 9,113,186 Common Shares, sole dispositive power over 9,245,076 Common Shares, and no shared dispositive or shared voting power.

(3)

The information provided for BlackRock, Inc. is taken from Amendment No. 3 to Schedule 13G/A filed by such beneficial owner(s), including members of a Section 13(d) group with such beneficial owner(s), with the SEC to report ownership as of December 31, 2012 as follows: sole voting power over 8,015,394 Common Shares, sole dispositive power over 8,015,394 Common Shares, and no shared dispositive or shared voting power.

(4)

The information provided for The Western and Southern Life Insurance Company is taken from Amendment No. 2 to Schedule 13G/A filed by such beneficial owner(s), including members of a Section 13(d) group with such beneficial owner(s), with the SEC to report ownership as of December 31, 2012 as follows: shared voting power over 7,359,540 Common Shares, shared dispositive power over 7,359,540 Common Shares, and no sole dispositive or sole voting power.

(5)

The information provided for LSV Asset Management is taken from Schedule 13G filed by such beneficial owner with the SEC to report ownership as of December 31, 2012 as follows: sole voting power over 6,419,260 Common Shares, sole dispositive power over 6,419,260 Common Shares, and no shared dispositive or shared voting power.

(6)

The information provided for The Vanguard Group is taken from Schedule 13G filed by such beneficial owner(s), including members of Section 13(d) group with such beneficial owner(s), with the SEC to report ownership as of December 31, 2012 as follows: sole voting power over 171,780 Common Shares, sole dispositive power over 5,823,801 Common Shares, shared dispositive power over 167,080 Common Shares, and no shared voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Ownership of and transactions in Company securities by certain executive officers and directors of the Company are required to be reported to the SEC pursuant to Section 16 of the Exchange Act. Based on its review of Forms 3, 4, and 5 furnished to the Company, the Company believes that all of its executive officers, directors and applicable shareholders complied with these filing requirements on a timely basis during 2012.

Directors and Executive Officer Beneficial Ownership

These tables show the Common Shares beneficially owned on February 28, 2013 by Ms. Ayers, each named executive officer included in the Summary Compensation Table and each non-management director and nominee.

Named Executive Officers	Common Shares Owned(1)
Andrea J. Ayers	141,639
Jeffrey H. Fox	900,574	(2)
Andre S. Valentine	27,439
Earl C. Shanks	123,953
Claudia L. Cline	19,340
Christine Timmins Barry	28,376
Julia A. Houston	0
James A. Goetz	55,205
Robert A. Lento	37,398

(1)

Includes Common Shares subject to outstanding options which are exercisable by such individuals within 60 days of February 28, 2013. The following Common Shares subject to such options are included in the totals: 26,490 for Ms. Ayers; 156,815 for Mr. Fox; 7,500 for Mr. Valentine; 0 for Mr. Shanks; 6,375 for Ms. Cline; 11,250 for Ms. Timmins Barry; 0 for Ms. Houston; 3,687 for Mr. Goetz and 0 for Mr. Lento. Does not include the following aggregate number of (i) Common Share equivalents credited to such individuals’ accounts under the Convergys Corporation Executive Deferred Compensation Plan (“Executive Deferred Compensation Plan” or “EDCP”) described in this Proxy Statement and (ii) Common Shares issuable under the time-based restricted stock units (“TRSUs”) granted in 2010 for Ms. Ayers, Ms. Timmins Barry, Ms. Cline, Mr. Goetz, and Mr. Valentine and TRSUs and performance-based restricted stock units (“PRSUs”) granted in 2011, 2012, and 2013: 206,899 for Ms. Ayers; 189,998 for Mr. Fox; 61,826 for Mr. Valentine, 0 for Mr. Shanks; 32,981 for Ms. Cline; 40,569 for Ms. Timmins Barry; 0 for Ms. Houston; 27,505 for Mr. Goetz; and 0 for Mr. Lento.

(2)

Includes 31,850 Common Shares held directly by the Fox Family Charitable Trust and 400,000 Common Shares held directly by FAMCO Enterprises Limited Partnership but as to which he disclaims beneficial ownership.

Non-Management Directors/Nominees	Common Shares Owned(1)
John F. Barrett	84,175	(2)
Richard R. Devenuti	27,683
Joseph E. Gibbs	42,592
Joan E. Herman	14,703
Thomas L. Monahan III	41,619
Ronald L. Nelson	63,886
Philip A. Odeen	62,030
Richard F. Wallman	31,946

(1)

Includes the following time-based restricted stock units which have vested and are being held by the Company until separation from service: 6,803 for Mr. Barrett, 6,417 for Mr. Devenuti, 6,174 for Mr. Gibbs, 6,766 for Ms. Herman, 6,946 for Mr. Monahan, 5,645 for Messrs. Nelson and Odeen and 6,980 for Mr. Wallman. Does not include the following aggregate number of (i) Common Share equivalents credited to such individuals’ accounts under the Convergys Corporation Deferred Compensation Plan for Non-Employee Directors (“Directors Deferred Compensation Plan”) described later in this Proxy Statement and (ii) Common Shares issuable under the TRSUs granted in 2010, 2011 and 2012 to each non-management director that have not yet vested and do not vest within 60 days: 2,817 for Mr. Barrett; 0 for Mr. Devenuti;12,600 for Mr. Gibbs; 0 for Ms. Herman; 9,822 for Mr. Monahan; 0 for Mr. Nelson; 16,994 for Mr. Odeen; and 0 for Mr. Wallman.

(2)

Includes 1,568 Common Shares held directly by members of Mr. Barrett’s family, but as to which he disclaims beneficial ownership. This does not include Common Shares held by The Western & Southern Life Insurance Company and its affiliates for which Mr. Barrett serves as Chairman of the Board, President and Chief Executive Officer. Mr. Barrett disclaims beneficial ownership of the Common Shares held by The Western & Southern Life Insurance Company and its affiliates.

On February 28, 2013, Convergys directors and executive officers who were employed by the Company on this date (a total of 13 people) beneficially owned 1,486,002 Convergys Common Shares, of which 208,430 were subject to vesting within 60 days, representing approximately 1.40% of the outstanding Common Shares.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities Act of 1933 and, based on that review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation and Benefits Committee

Joseph E. Gibbs, Chair
Ronald L. Nelson
Philip A. Odeen

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation program for our CEO, Executive Chairman, Chief Financial Officer, and our other three most highly compensated executive officers as of December 31, 2012, who are: (i) Andrea J. Ayers, our President and CEO, (ii) Jeffrey H. Fox, former CEO and current Executive Chairman of our Board of Directors, (iii) Andre S. Valentine, our Chief Financial Officer, (iv) Claudia L. Cline, Senior Vice President and General Counsel, (v) James A. Goetz, Chief Information Officer, and (vi) Christine Timmins Barry, Senior Vice President Operations.

This report also covers three additional executives whose employment with the Company terminated during 2012. These individuals are: (i) Earl C. Shanks, who served as our Chief Financial Officer until August 4, 2012, (ii) Julia A. Houston, who served as Senior Vice President, General Counsel and Corporate Secretary until September 15, 2012, and (iii) Robert A. Lento, who served as President of Information Management until the sale of this business on May 16, 2012.

We refer to these individuals collectively as our named executive officers.

Executive Summary

During 2012, we delivered strong financial performance. Revenues were up 4%, adjusted EBITDA (as reported in our Annual Report on Form 10-K for the year ended December 31, 2012) was up 9% and our net cash and short term investment position improved by $261 million to $578 million. In addition, we returned a significant amount of capital to our shareholders as we repurchased $184 million of shares and initiated a quarterly dividend. This performance was reflected in our stock price which appreciated during this period by 28.5%. We remain focused on profitability, operating discipline and building sustained long-term shareholder value.

As a result of these achievements, we exceeded our financial performance objectives related to our performance-based compensation, which affected the compensation paid to our named executive officers. Specifically, payments under our Annual Incentive Plan (“AIP”) were based on financial achievement at 131% of target. In addition, awards under our 2010 Performance-based Restricted Stock Units (“PRSU”) were based on achievement at 99% of target and awards under our 2011 PRSU were based on achievement at 146% of target.

Strategically, we completed the streamlining of our Company into a well-capitalized market leader in customer management. During 2012, and in connection with the sale of our Information Management (IM) business and the restructuring of the remaining business, we implemented significant personnel changes among our named executive officers to put in place a leadership team with deep expertise in customer management. For example, Ms. Ayers succeeded Mr. Fox as President and CEO, Mr. Valentine succeeded Mr. Shanks as Chief Financial Officer, and Ms. Cline succeeded Ms. Houston as Senior Vice President and General Counsel. From a governance standpoint, we updated our peer group of companies used in the analysis of the competitive positioning of the target total direct compensation levels (which consist of base salary, target annual incentive opportunities and target long-term incentive opportunities). In each of these cases, based on our business and cost structure, we established new target total direct compensation levels of the successor position which had the effect, at least initially, of lowering the target levels and resulting position pay as described in the tables below.

During the leadership team transition, the departing executives remained focused on successfully selling our IM business and restructuring the remaining business resulting in the strong cash position that has allowed us to invest in the growth and capacity of our business, pay a dividend and enhance shareholder value through share repurchase; simultaneously, the incoming executives remained focused on delivering what matters most to our clients and executing our profit improvement plan through revenue growth, improved agent productivity and cost control.

We urge our shareholders to read our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on February 21, 2013. Further, we urge our shareholders to vote FOR the approval, on an advisory basis, of the Company’s compensation of our named executive officers.

Overview of Executive Compensation Program Objectives

Our long-term success is based on achieving key strategic, financial, customer and operational goals each year. To drive and align focus, our executive compensation program emphasizes pay-for-performance by incorporating variable or “at risk” components and is designed to:

•

Align the interests of our executives with those of our shareholders by increasing our executives’ ownership of the Company’s stock through equity incentive awards and in accordance with our stock ownership guidelines.

•

Provide a strong link between pay and performance by encouraging current business results through performance-based annual incentives and by encouraging achievement of longer-term business goals through our multi-year performance-based restricted stock units.

•

Ensure we can attract needed talent and protect our talent from being recruited by our competitors by offering compensation opportunities that are competitive with those offered by other firms with which we compete to attract and retain executive talent, as well as commensurate with each executive’s responsibilities, experience and demonstrated performance.

Changes for 2013

Our pay-for-performance programs are governed by a number of policies that are aligned with the long-term interests of our shareholders. These policies were enhanced in 2012 with a reduction of severance benefits in connection with a change of control for our CEO and CFO, as well as the elimination of the golden parachute excise tax gross-up protection for all remaining executives.

Further, we considered the performance measures and other design elements of our AIP and Long Term Incentive Plan (“LTIP”). For purposes of the 2012 performance year, we concluded the multi-year EBITDA goal for the PRSUs, together with the EBITDA and revenue goals under the AIP, was critical to focus our named executive officers on profitability and operating discipline, as well as on the successful outcome of restructuring our business. For 2013, the change in performance goals to operating income from EBITDA in the AIP and to EPS from EBITDA for the PRSU, as well as the increased length of the performance period for the PRSU, are designed to (i) shift the mix of long-term incentive awards further toward opportunities based on the achievement of specified performance objectives, (ii) utilize performance metrics that provide greater accountability for capital deployment, (iii) further differentiate the performance objectives used in the annual incentive opportunity from those used in the long-term incentive opportunity, (iv) extend the performance period for our PRSUs, (v) provide an appropriate incentive for period-over-period performance improvements, and (vi) enhance our retention incentives. These changes are summarized below:

Component	2011 and 2012	Changes for 2013
Annual Incentive	• The annual incentive opportunity was payable based on the extent to which we achieved specified levels of EBITDA and revenue.

•    The performance goals were changed to operating income (rather than EBITDA) and revenue to further differentiate the performance objectives of the AIP and LTIP and to maintain a strong line-of-sight on overall operating performance and disciplined capital deployment.

Component	2011 and 2012	Changes for 2013
Long-Term Incentive	• The long-term incentive opportunity was allocated equally among stock options, time-based restricted stock units (“TRSUs”) and performance-based restricted stock units (“PRSUs”).	• The allocation based on performance was increased. As a result, 50% of target equity is now in the form of PRSUs.

•    The PRSUs for 2011 and 2012 vested based on the extent to which we achieved specified levels of EBITDA over a two-year performance period to focus named executive officers on profitability, operating discipline, restructuring and building sustained long-term shareholder value.

•    The performance goal for the PRSUs was changed from EBITDA to EPS, thereby strengthening the alignment with shareholder experience and expectations. The performance period was increased from two years to three years.

Governance

Our pay-for-performance programs are governed by a number of policies that are aligned with the long-term interests of our shareholders. These policies were enhanced in 2012 with a reduction to severance benefits in connection with a change of control and the elimination of the golden parachute excise tax gross-up protection for all remaining executives. Further examples include:

•

Stock ownership guidelines. We maintain robust stock ownership guidelines of five times base pay for our CEO and three times base pay for our other executive officers. We implemented a retention-based holding requirement in 2013.

•

Recoupment of Equity Awards. We have the right to cancel outstanding equity awards and recover realized gains if an executive engages in certain “detrimental activity” while employed by the Company or within two years thereafter.

•

Double Trigger Benefits. Our change of control arrangements provide cash severance only upon a “double trigger,” meaning that cash severance is payable only if our named executive officers incur a qualifying termination of employment in connection with a change of control.

•

No Excise Tax Gross-Ups. In 2012, we eliminated the golden parachute excise tax gross-up protection for all executives, regardless of their date of hire. Previously, the prohibition on tax gross-up payments applied only to executives who were newly hired on and after January 1, 2011.

•	Frozen SERP. Since April 1, 2008, our U.S.-qualified pension plan and the related supplemental executive retirement plan have been frozen and closed to new entrants.

•

Limited Perquisites. Over the past several years, we have significantly reduced the perquisites provided to our named executive officers. In 2012, we offered only supplemental disability and life insurance and an executive medical exam.

•	Employment Agreements. Other than our agreement with Mr. Fox, we no longer maintain employment agreements with any of our named executive officers.

Role of Independent Consultants

To help determine the compensation programs offered to our CEO and other executive officers as well as to help assess the compensation programs offered by our competitors, the Compensation and Benefits Committee

(the “Committee”) has retained FW Cook, an independent consulting firm, to provide advice on executive compensation matters. FW Cook has no other business relationship with the Company other than, at the request of the Committee, FW Cook reviewed board of director pay levels in 2011. The Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Committee.

Market Approach and Use of Peer Groups

With the advice of FW Cook, the independent members of the Board (in the case of the CEO) and the Committee (for all other executive officers) compared our compensation program to the programs of a group of companies with which we compete for business and talent (the “Peer Group”). The Peer Group consists of publicly-traded customer management outsourcing firms, as well as companies that compete in similar industries, such as business process outsourcers, transaction processors and firms specializing in related human capital management functions. For purposes of establishing 2012 compensation levels, our Peer Group initially consisted of the following 10 companies:

Acxiom Corp.	DST Systems Inc.
Alliance Data Systems Corp.	Sykes Enterprises Inc.
Broadridge Financial Solutions	TeleTech Holdings Inc.
CA, Inc.	Unisys Corp.
Cognizant Technology Solutions Corp.	West Corporation

During 2012, we made a number of changes to our Peer Group in light of the May 2012 sale of our IM business. In July 2012, consistent with the advice of FW Cook, we removed Cognizant Technology Solutions Corp. and added the following companies to our Peer Group: Ciber, Inc., Corelogic, Inc., Fiserv Inc., Genpact Ltd., and Lender Processing Services Inc. The revised Peer Group was selected primarily based upon the following criteria: (i) similar business operations/industry/competitors for investor capital, (ii) sales and market capitalization between approximately 1/3 and 3 times our sales and market capitalization, and (iii) competitors for executive talent. In order to construct a Peer Group with a sufficient number of companies such that adequate data are provided with which to reach valid conclusions, we considered potential peers that operate in the customer management sector and related industries that are labor intensive and subject to similar economic pressures and opportunities. After these changes, our Peer Group consisted of the following 14 companies:

Acxiom Corp.	Fiserv Inc.
Alliance Data Systems Corp.	Genpact Ltd.
Broadridge Financial Solutions	Lender Processing Services Inc.
CA, Inc. Ciber, Inc. Corelogic, Inc. DST Systems Inc.	Sykes Enterprises Inc. TeleTech Holdings Inc. Unisys Corp. West Corporation

In addition to the use of publicly available information in proxy statement and other filings by companies in our Peer Group discussed above, to the extent available, the Committee reviews individual executive officer job profiles and compensation compared to summarized data reported in purchased survey reports.

We believe that each element of our compensation program should remain competitive to retain, and, if necessary, attract key executive talent. To achieve this objective, the Committee generally strives to establish a target total direct compensation opportunity, including base salary, annual incentive and long-term incentive, within 15% of the 50th percentile of the competitive market data described above. In making such determination, FW Cook reviews relevant data from our Peer Group, to the extent available, and size-adjusts the data from the purchased survey reports to reflect our revenue in relation to the survey participants so that they most accurately reflect the scope of responsibility for each respective executive officer. However, the market data are regarded as general reference points by the Committee, and the Committee retains the flexibility to make adjustments to the compensation opportunities to respond to market conditions, time in position, individual performance or experience and other relevant circumstances.

Establishing Executive Compensation

The Committee’s starting point for determining target total direct compensation, and the allocation of this amount among salary, annual cash incentive, TRSUs and PRSUs, is market information derived from the published survey data and provided in public filings with the SEC by the Peer Group companies. A summary of each of the elements of total target direct compensation for each executive officer, along with the market information for these same elements for executives with similar roles, is compiled by FW Cook and reviewed by the Committee. Tally sheets setting forth all elements of an individual’s earned compensation, including the value of qualified and nonqualified benefit programs and the value of other non-cash compensation, are also reviewed at least annually for each executive officer. For 2012 and 2013, no adjustments were made to the current compensation levels specifically as a result of the tally sheet review because the amounts were considered reasonable and appropriate. Further, the Committee reviewed the currently unvested TRSU and PRSU opportunities for incomplete performance cycles in order to evaluate the retention value associated with current outstanding awards. The Committee found that the desired retention value should be achieved over time with additional equity award opportunities to be granted.

Elements of Executive Compensation

We use a mix of the following compensation elements, each of which is described in more detail below:

•	Base salary,

•	Annual incentive,

•	Long-term incentive,

•	Qualified and nonqualified benefits and limited perquisites, and

•	Severance and change of control arrangements.

Base Salaries

Base salaries are designed to reward named executive officers for their skills, experience and performance. Increases in base salaries are used generally to further reward our named executive officers for their excellent performance, continued growth in role and for taking on new responsibilities. Rewarding top performers with base salary increases supports our pay-for-performance objective.

In February 2012, after consulting with FW Cook, the Committee established base salary levels for each of our named executive officers, except Mr. Valentine, Ms. Timmins Barry and Ms. Cline who became executive officers during the year. Further, in light of new roles and responsibilities assumed by certain of our named executive officers during the year, the Committee adjusted the base salaries of Ms. Ayers, Mr. Valentine, Ms. Cline and Ms. Timmins Barry. Taking into account those adjustments, the base salaries of Ms. Ayers, Mr. Valentine, Mr. Shanks, Ms. Cline, Ms. Houston, Mr. Goetz, Mr. Lento and Ms. Timmins Barry were increased by 65%, 53%, 0.5%, 21%, 4%, 3%, 4% and 12% respectively, as compared to 2011. The independent members of the Board, upon the Committee’s recommendation, maintained Mr. Fox’s 2012 base salary at the same level as in 2011.

The base salaries of our named executive officers are paid in cash, with the exception of Mr. Fox, whose base salary is paid partially in cash and partially in the form of salary stock in order to increase the alignment of his interests with those of our shareholders. The base salary levels for each of our named executive officers are set forth in the Salary column of the Summary Compensation Table of this proxy statement on page 33.

Annual Incentive

In 2012, our named executive officers participated in our AIP. The AIP is an important component of total cash compensation because it rewards our management for achieving annual financial, operational and individual results and emphasizes variable or “at risk” compensation.

The Committee established initial target award opportunities for the named executive officers under the AIP for 2012, which generally were expressed as a percentage of base salary. Further, in light of new roles and responsibilities assumed by certain of our named executive officers during the year, the independent members of the Board (in the case of the CEO) and the Committee (for all other executive officers) revisited the annual incentive opportunity levels and adjusted the target annual incentive opportunities for those executives as noted below. For 2012, the total target annual incentive opportunity for each respective executive officer was prorated to reflect each executive officer’s time in position. The independent members of the Board established a 2012 target annual incentive opportunity for Mr. Fox equal to 100,000 shares of stock, which was intended to motivate Mr. Fox to focus on our goal of creating sustainable long-term value for our shareholders. The 2012 final (non-prorated) target annual incentive opportunities for our other named executive officers were as follows:

Name	Target Annual Incentive Opportunity (% Base Salary)
Andrea J. Ayers	100	%(1)
Andre S. Valentine	75	%(2)
Earl C. Shanks	85%
Claudia L. Cline	50	%(3)
Julia A. Houston	65%
James A. Goetz	60%
Robert A. Lento	70%
Christine Timmins Barry	70	%(4)

(1)	As adjusted in connection with Ms. Ayers’ promotion to President and CEO.

(2)	As adjusted in connection with Mr. Valentine’s promotion to CFO.

(3)	As adjusted in connection with Ms. Cline’s promotion to Senior Vice President and General Counsel.

(4)	As adjusted in connection with Ms. Timmins Barry’s appointment as an executive officer.

In 2012, our annual incentive program was based primarily on the achievement of certain EBITDA and revenue goals. The Committee believes that the EBITDA goals motivate our management to focus on profitability and operating discipline. Moreover, EBITDA is aligned with investor expectations and is understood internally as a driver of strategic objectives. The Committee originally established EBITDA and revenue goals on both a corporate-wide and on a separate business unit basis for executives with responsibilities for specific business units. However, in connection with the sale of our IM business and our resulting singular focus on Customer Management, the Committee revised these goals to apply to all participating executives at the corporate level.

The Committee established threshold, target and maximum performance levels for these EBITDA goals. Payout levels equaled 50% of target for threshold performance, 100% for target performance and 150% for maximum performance, with achievement between these levels determined by interpolation. To maintain our executives’ focus on top-line growth, but not at the expense of profit, the Committee also established revenue goals that, if achieved, could increase the payout by up to 50% of the target opportunity, provided that we achieved at least our threshold EBITDA goal. The 2012 EBITDA and revenue goals contemplated, and actual payout percentages reflect, certain adjustments described in our Annual Report on Form 10-K. EBITDA and revenue goals and actual results against these goals are set forth in the following table.

EBITDA Goal (millions)					Revenue “Modifier” (millions)				Combined Payout %
Threshold (50%)	Target (100%)	Maximum (150%)	Actual Results (1)	Payout %	Threshold (1%)	Maximum (50%)	Actual Results (2)	Payout %
$205	$223	$246	$234	124%	$1,980	$2,060	$1,991	7%	131%

(1)	Actual performance reflects $239.5 of adjusted EBITDA reported in our Annual Report on Form 10-K with a negative adjustment for performance primarily related to interest and investment income.

(2)

Actual performance reflects total revenues of $2,005 with a negative adjustment for transition services revenues following the sale of our IM business. These transition services revenues are reported in our Annual Report on Form 10-K.

The 2012 annual incentive was paid in cash, with the exception of Mr. Fox, who received a payout of his 2012 annual incentive in the form of Common Shares to further align his interests with those of our shareholders.

Mr. Shanks, Ms. Houston and Mr. Lento each received payment of a pro-rated 2012 annual incentive at the target level in connection with his or her termination of employment during 2012.

For more information on the 2012 annual incentive opportunities for our named executive officers, please refer to the “Grants of Plan-Based Awards” section of this proxy statement on page 35. The amounts of the 2012 annual incentive payments are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement on page 33 for each named executive officer other than Mr. Fox. The probable outcome value of the annual incentive award for Mr. Fox, which is payable in the form of the Company’s Common Shares, is set forth in the Stock Awards column of the Summary Compensation Table.

Long-Term Incentives

In 2012, our named executive officers participated in our long-term, performance-based equity program. This program is designed to reward for Company performance, to drive sustainable, long-term growth for our Company and our shareholders and to reinforce retention goals.

Annual Grant Cycle

When establishing the 2012 long-term incentive award opportunities for our named executive officers during the annual grant cycle in February 2012, the Committee balanced the goal of establishing competitive long-term incentive levels with the need to appropriately manage the dilutive impact and financial accounting cost of our equity incentive program. In addition, the Committee considered its assessment of each executive’s general performance during the prior year, as well as their relative roles and responsibilities within the Company. Further, in light of new roles and responsibilities assumed by certain of our named executive officers during the year, the Committee revisited their long-term incentive award opportunities during 2012 as described below.

The long-term incentive award opportunities were intended to be competitive with long-term incentive opportunities offered by companies in our Peer Group and in the published survey data. For those persons who were executive officers in both 2011 and 2012, the Committee increased the target long-term incentive award opportunity, as compared to 2011, for Ms. Ayers, Ms. Houston, Mr. Goetz and Mr. Lento by approximately 7%, 8%, 7% and 4%, respectively. The target long-term incentive opportunity for Mr. Shanks was decreased by approximately 14%, as compared to 2011. The independent members of the Board increased the target long-term incentive opportunity as compared to 2011 for Mr. Fox by approximately 6%.

The following chart illustrates the 2012 target long-term incentive opportunities for our named executive officers.

Name	2012 Target Long-Term Incentive Opportunity*
Andrea J. Ayers	$750,000
Jeffrey H. Fox	$3,000,000	**
Andre S. Valentine	$200,000
Earl C. Shanks	$890,000
Claudia L. Cline	$135,000
Julia A. Houston	$600,000
James A. Goetz	$245,000
Robert A. Lento	$367,450
Christine Timmins Barry	$200,000

*	The amounts shown in this column reflect target value of the opportunity before conversion to share awards and, therefore, do not match exactly the award values shown in the Summary Compensation Table or the Grant of Plan-Based Awards table.

**	The Target Long-Term Incentive Opportunity for Mr. Fox will be eliminated for 2013.

In 2012, the Committee allocated the long-term incentive opportunity equally among PRSUs, stock options and TRSUs.

•

Performance-Based Restricted Stock Units. The PRSUs provide our named executive officers with the opportunity to receive shares based on the extent to which the Company achieves certain levels of EBITDA over a two-year period. The Committee selected a two-year performance period because it enabled the Committee to establish performance targets that would be highly motivating and meaningful in a volatile economy and it was consistent with market trends. The multi-year EBITDA goal for the PRSUs, together with the EBITDA and revenue goals under the annual incentive program are intended to reflect a balanced mix of performance measures and to focus our named executive officers on building sustained long-term shareholder value. Further, the PRSU awards measure performance and base payouts on results that our named executive officers can understand and influence. The specified EBITDA goals for the PRSUs were adjusted by the Committee to take into account the sale of our IM business. The payout opportunity ranges from 50% to 200% of the PRSUs subject to Company performance; no payout would be earned if performance is below the threshold level.

•

Stock Options. All stock options are granted with an exercise price equal to the closing price of the underlying shares on the date of grant. Stock options align the interests of management with those of our shareholders because the value of stock options increases only when our stock price increases. As a result, our management is motivated to make sound business decisions that lead to improved long-term performance. In addition, because they vest in equal installments on the second and third anniversaries of the date of grant, the stock options are intended to help retain our management team and maintain a focus on future and continued success.

•

Time-Based Restricted Stock Units. The TRSUs provide our named executive officers with the opportunity to receive Common Shares if they remain employed with us through the second and third anniversaries of the date of grant. The TRSUs are intended to foster employee stock ownership, align the interests of management with those of our shareholders and enhance our retention program. Moreover, the time-based awards, combined with the Company’s stock ownership requirements, are intended to provide a direct incentive for our management to build sustained long-term shareholder value.

Promotion Grants

Additionally, in connection with their promotions during 2012, the Committee approved one-time grants of TRSUs for Ms. Ayers, Mr. Valentine and Ms. Cline covering 30,000 shares, 10,000 shares and 3,200 shares, respectively. These TRSUs vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. These one-time TRSU awards were granted after consultation with FW Cook and taking into account these executives’ new roles and responsibilities with the Company, and are intended to further align their interests with the interests of our shareholders.

For more information on the long-term incentive opportunities granted to the named executive officers in 2012, please refer to the “Grants of Plan-Based Awards” section of this proxy statement on page 35.

Payout of 2010 PRSU Awards

The actual payout of the 2010 PRSUs was determined based on achievement against pre-established, relative total shareholder return (“TSR”) targets for the period from January 1, 2010 to December 31, 2012 as compared to the companies in the S&P 500 Index, with achievement between the levels determined by interpolation, as follows:

Relative TSR Performance Percentile	Percentage Payout of Target
50th percentile or higher	100%
25th percentile	50%
Below 25th percentile	0%

To reward superior performance, we also granted our executives the opportunity to earn performance cash units that were intended to deliver total target compensation at approximately the 75th percentile of the market survey data at the time of the grant if our TSR relative to all other S&P 500 Index companies for the three-year performance period exceeded the 50th percentile. To achieve the maximum award, our TSR was required to be at or above the 80th percentile of the companies in the S&P 500 Index. Based on achievement of relative TSR at the 49.5th percentile, we paid 99% of PRSUs, and no performance cash units were paid.

For each named executive officer’s actual payout, please refer to the “Option Exercises and Stock Vested” section on page 39 of this proxy statement.

Payout of 2011 PRSU Awards

In 2011, we granted PRSUs to our named executive officers. The payout of the PRSUs depended on our EBITDA for the two-year performance period from January 1, 2011 to December 31, 2012. Threshold performance for the PRSUs was set at $495 million, target performance was set at $520 million and maximum performance was set at $586 million, with achievement between the levels determined by interpolation.

The Committee reviewed our 2011 PRSU Awards in 2012 in light of the sale of our IM business. No changes were made to the levels for the EBITDA goals in connection with the sale of this business, but 2012 EBITDA performance for our IM business was assumed to be $53 million, which was the budgeted EBITDA for this business as established in early 2012 prior to the sale. With this assumption, our 2012 EBITDA (as previously described for our AIP) was adjusted to $287 million, and 2011 EBITDA was $263 million, which reflects adjusted EBITDA reported in our Annual Report on Form 10-K with an adjustment related to discontinued operations. Accordingly, EBITDA achievement over the performance period from January 1, 2011 to December 31, 2012 was $550 million. As a result, the 2011 PRSU awards generally were paid out at 146% of the target award upon vesting on February 4, 2013.

For more information on each named executive officer’s award, please refer to the “Outstanding Equity Awards at Fiscal Year End” section beginning on page 37.

Compensation of Ms. Ayers and Mr. Fox

Ms. Ayers. On October 23, 2012, our Board of Directors appointed Ms. Ayers, formerly President of Customer Management, as our President and CEO, effective November 1, 2012. She was also elected as a member of our Board of Directors, effective October 23, 2012. Her compensation levels were adjusted by the independent members of the Board after consulting with FW Cook regarding reasonable ranges of total compensation for Ms. Ayers, given her experience and her new role and responsibilities with the Company. As a result, Ms. Ayers’ annualized base salary was increased to $700,000 and her target annual incentive opportunity was increased to $700,000, which was prorated for 2012. In addition, the independent members of the Board approved a one-time award of TRSUs to Ms. Ayers covering 30,000 Common Shares, 50% of which will vest in November 2014 and 50% of which will vest in November 2015, based on the promotion into her new role. On January 31, 2013, the independent members of the Board established the 2013 target long-term incentive opportunity for Ms. Ayers at $1,800,000. Ms. Ayers does not have an employment agreement with the Company and she is not additionally compensated for serving as a member of our Board of Directors.

Mr. Fox. On October 23, 2012, our Board of Directors elected Mr. Fox, formerly our President and CEO, as Executive Chairman of our Board of Directors, effective November 1, 2012. In connection with his election as Executive Chairman, Mr. Fox’s employment letter agreement was amended. Pursuant to Mr. Fox’s amended employment letter agreement, his compensation arrangements in effect prior to November 1, 2012 (including base salary, annual incentive bonus opportunity and long-term incentive opportunity) were continued through December 31, 2012. After December 31, 2012, Mr. Fox’s amended employment letter agreement provides that his target total direct compensation will be reduced approximately in half from the 2012 level and during his service as Executive Chairman, (i) the cash portion of his base salary will continue at the rate of $300,000 per year, (ii) the stock portion of his base salary will be paid at the rate of 5,000 Common Shares per month, (iii) his target annual incentive opportunity will be 101,563 Common Shares, and (iv) he will no longer be eligible to participate in our executive long-term incentive compensation program.

Qualified and Nonqualified Benefits and Limited Perquisites

Retirement Benefits and Deferred Compensation Plans. Effective April 1, 2008, the Company’s U.S.-qualified pension plan and the non-qualified excess benefit plan were frozen. No additional benefits accrued to any of the named executive officers under these plans after March 31, 2008. The named executive officers previously were eligible to participate in the Executive Deferred Compensation Plan, before it was frozen effective January 1, 2012. This plan was a non-qualified savings plan that enabled participants to defer compensation in excess of the limits that apply to qualified plans, like the Company’s Retirement and Savings Plan, and provides for a matching contribution by the Company. These retirement plan benefits were provided to offer the named executive officers competitive compensation packages and to provide additional income to our named executive officers in retirement. Mr. Shanks also participated in the Supplemental Executive Retirement Plan (the “SERP”). Company employees, including the named executive officers, are no longer eligible to participate in the SERP. See the Pension Benefits Table narrative on page 40 for a more detailed description of these plans.

Perquisites. The named executive officers are entitled to participate in benefit programs generally made available to all employees, such as medical, dental, vision and life insurance. Over the past several years, we have significantly reduced the perquisites provided to our named executive officers. In 2012, the Company provided disability benefits in excess of those provided to employees generally, supplemental executive life insurance equal to three times base salary, with a gross-up for the imputed taxes, and an annual medical exam. These limited perquisites are provided to assist in the attraction and retention of the named executive officers and, in the case of the annual medical exam, to promote early detection of health issues.

Severance and Change of Control Arrangements

Each of our named executive officers is potentially eligible for severance benefits under the 2012 Convergys Corporation Senior Executive Severance Pay Plan (the “Severance Plan”), with the exception of Mr. Shanks,

Ms. Houston and Mr. Lento, whose employment terminated prior to the adoption of the Severance Plan and Mr. Goetz, whose employment terminated in February 2013 and whose benefits were continued under a prior severance plan. The Severance Plan was adopted to replace our prior severance plans, the Convergys Corporation Severance Pay Plan (adopted in 2008) and the 2011 Convergys Corporation Severance Pay Plan with respect to participating executives, and provides for certain severance benefits to those executives whose employment terminates in circumstances specified in the Severance Plan, as described under the heading “Payments Upon Termination or in Connection with Change of Control” beginning on page 42 of this proxy statement.

Among other protections, the Severance Plan provides our named executive officers with severance benefits in connection with a change of control, in order to keep our executives free of distraction in circumstances arising from the possibility of a change of control of the Company. The Severance Plan provides such benefits only on a “double trigger,” meaning that the benefits are due only if the executive is terminated by the Company without cause or by the executive for good reason—no severance benefits are provided solely on account of the occurrence of a change of control. The Committee believes that, in the context of a change of control, these severance protections keep named executive officers neutral to job loss when faced with the need to support value-maximizing corporate transactions that could result in their personal job loss, help the Company retain key management personnel during major corporate transactions and provide competitive and fair severance arrangements to our management team to allow smooth transition to new employment should their job be eliminated within two years following a change of control. The benefits under the Severance Plan generally include a pro-rated annual incentive, a multiple of base salary and target annual incentive, continued welfare benefits and outplacement services. The Severance Plan does not provide for any tax gross-up for any “golden parachute” excise taxes that may be imposed under Sections 280G and 4999 of the Internal Revenue Code in connection with a change of control.

The benefit levels, and the related definitions of “cause” and “good reason” under the Severance Plan, are described in more detail under the “Payments Upon Termination or in Connection with Change of Control” section beginning on page 42 of this proxy statement. The benefit levels were last reviewed by the Committee in connection with the adoption of the Severance Plan in October 2012. Based on information provided by FW Cook, severance and change of control arrangements are used by a majority of the companies in our Peer Group and the terms of our severance arrangements are consistent with prevailing market practices.

In connection with their respective terminations of employment during 2012, Mr. Shanks, Ms. Houston and Mr. Lento each received severance payments and benefits from the Company, including vesting of outstanding equity awards in accordance with their terms and with respect to Mr. Shanks and Ms. Houston the terms of the applicable severance pay plan, as well as, with respect to Mr. Lento, the terms of the agreement for the sale of the IM business. The severance payments and benefits provided to Mr. Shanks, Ms. Houston and Mr. Lento are described in more detail under the “Payments Upon Termination or in Connection with Change of Control” section beginning on page 42 of this proxy statement.

Currently, other than our employment agreement with Mr. Fox, we no longer maintain employment agreements with any of our named executive officers.

Stock Ownership Guidelines

The Committee believes that senior management should have a significant equity interest in the Company. To promote equity ownership and further align the interests of management with those of our shareholders, named executive officers are subject to minimum stock ownership guidelines. The ownership guidelines are as follows:

Chief Executive Officer	5 times base salary
Other named executive officers	3 times base salary

Stock options, including vested stock options and unvested PRSUs, are not included in determining whether a named executive officer has achieved these ownership levels. Under the previous version of the guidelines, covered executives had five years from the date they first become subject to the guidelines to achieve the suggested ownership level. In January 2013, the Committee substituted a retention requirement for the five-year achievement horizon. Under this approach, executives who are not in compliance with the guidelines will be required to retain 50% of shares (net of taxes or shares withheld to cover options exercises, as applicable) earned through vesting of time-based and performance-based restricted stock units and shares obtained after exercising stock options. Each of our named executive officers who was employed at the end of 2012 had achieved at least the expected progress toward guideline satisfaction as of December 31, 2012 under the five-year horizon.

Recoupment

The named executive officers’ long-term incentive awards are subject to forfeiture or repayment in the event a named executive officer engages in detrimental activity while employed by the Company or within two years thereafter. “Detrimental activity” includes (i) disclosing proprietary, confidential or trade secret information; (ii) becoming involved in any business activity in competition with the Company in the geographical area where the Company is engaged in the business activity; (iii) interfering with the Company’s relationships with any person or entity or attempting to divert or change any such relationship to the detriment of the Company or the benefit of any other person or entity; (iv) failing to disclose and assign to the Company any ideas, inventions, discoveries and other developments conceived during employment that are within the scope of or related to the Company’s existing or planned business activities; (v) disparaging or acting in any manner which may damage the business of the Company or which would adversely affect the goodwill, reputation or business relationships of the Company; (vi) inducing any employee to terminate his or her employment relationship with the Company; or (vii) taking or retaining without authorization any Company property.

Timing of Equity Awards

Equity grants that are intended to be performance-based compensation are made annually by the Committee within the first 90 days of the calendar year. This timing is designed to comply with the requirements of Section 162(m) of the Code and to allocate the accounting expense appropriately. If an executive-level employee is hired or promoted after the annual grant has been made, the employee may be eligible to receive an equity award. The Committee does not grant equity awards in anticipation of the release of material, nonpublic information. Similarly, we do not time the release of material, nonpublic information based on equity award grant dates.

Consideration of Results of Shareholder Advisory Votes on Executive Compensation

In compliance with the Dodd-Frank Act, we included a shareholder vote on executive compensation in our 2012 proxy statement. In that vote, which was advisory and not binding, our shareholders approved the compensation of our named executive officers as disclosed in the 2012 proxy statement (commonly referred to as a “say-on-pay” vote). The Committee views the results of this advisory vote as confirmation that our compensation program, including our emphasis on pay-for-performance and prudent governance, is structured and designed to achieve our stated goals and objectives. Our 2012 compensation program for our named executive officers, as described above, reflects this philosophy, and going forward we will continue to emphasize pay-for-performance and prudent governance. Please refer to “Overview of Executive Compensation Program Objectives/Changes for 2013” on page 20 and “Governance” on page 21 for further discussion.

We urge our shareholders to read our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on February 21, 2013. Further, we urge our shareholders to vote FOR the approval, on an advisory basis, of the Company’s compensation of our named executive officers.

Risk Assessment

In consultation with the Board and FW Cook, members of management from the Company’s Human Resources, Legal and Risk Management groups assessed whether the Company’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. This assessment included a review of the risk characteristics of our business, our internal controls and related risk management programs, the design of our incentive plans and policies, and the impact of risk mitigation features.

Management reported its findings to the Committee, and after review and discussion, the Committee concluded that our compensation programs do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on our business. Although a significant portion of our executive compensation program is performance based, the committee has focused on aligning our compensation policies with the long-term interests of our shareholders and avoiding rewards that could create excessive or inappropriate risks to the Company, as evidenced by the following:

•

Our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation and risks and rewards associated with executive roles.

•

We use a combination of performance metrics that are consistent with our business objectives and correlate to long-term value. Our performance goals are set at levels that we believe are reasonable in light of past performance and market conditions.

•

We do not use highly-leveraged performance goals; instead, incentive opportunities are based on balanced performance metrics that promote disciplined progress toward long-term goals, and all payouts are capped at pre-established maximum levels.

•

Our long-term incentive opportunities vest over a period of two or three years to focus our management on long-term performance and to enhance retention. Our PRSUs are granted annually and have overlapping performance periods, so any risks taken to increase the payout under one award could jeopardize the potential payouts under other awards.

•

We considered whether having an EBITDA goal for both our annual incentive and long-term incentive opportunities places undue emphasis on a single metric. We have concluded that the multi-year EBITDA goal for the PRSUs, together with the EBITDA and revenue goals under the annual incentive program, are intended to reflect a balanced mix of performance measures and to focus our named executive officers on profitability, operating discipline and building sustained long-term shareholder value. However, as noted above, we have restructured our executive compensation program for 2013 to further differentiate the performance objectives in our annual incentive program and our PRSUs.

•	We regularly evaluate the compensation programs and levels of our peer group to confirm that our compensation programs are consistent with market practice.

•

Our stock ownership guidelines require the members of our senior management team, including our named executive officers, to hold a significant level of the Company’s shares to ensure that each executive has personal wealth tied to the long-term success of the Company and, therefore, the interests of our senior management team are aligned with shareholders’ interests.

Tax and Accounting Treatment of Executive Compensation

Favorable accounting and tax treatment of the various elements of our compensation program are an important but not a controlling consideration of their design.

Under Section 162(m) of the Internal Revenue Code, certain compensation in excess of $1 million annually is not deductible for federal income tax purposes unless it qualifies as “performance-based compensation.” We generally structure our executive compensation arrangements with the intent that incentive compensation paid to our named executive officers be deductible. However, the Compensation and Benefits Committee has not adopted a policy that requires all compensation to be deductible, because the Committee has determined that it is important to preserve the ability to award cash or equity compensation to an executive that is not deductible under Section 162(m) in situations where we believe that it is in our shareholders’ best interests.

In order to structure awards under the AIP that are deductible as performance-based compensation under Section 162(m), in February 2012 the Committee established the maximum 2012 award opportunity for the then-current executive officers, (Ms. Ayers, Ms. Houston and Messrs. Fox, Shanks, Goetz and Lento, collectively the “Participants”), based on the achievement of $125 million in unadjusted EBITDA for the year. Based on our actual performance achievement of $132 million in unadjusted EBITDA for 2012, the maximum award opportunity for each of the Participants who remained employed by the Company as of December 31, 2012, was allowed to be paid. The Committee then exercised its negative discretion in determining the amount of the actual AIP awards based on the Company performance measures as described beginning on page 24 of this Compensation Discussion & Analysis. The actual annual incentive awards are presented in the 2012 Summary Compensation Table.

SUMMARY COMPENSATION TABLE

This table covers the 2012 named executive officers and summarizes the total compensation paid to or earned by each named executive officer for the most recent fiscal year and compensation paid to or earned if they were named executive officers for the two previous fiscal years.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Andrea J. Ayers	2012	$491,667		$0	$999,657	$198,587	$570,396	$35,041	$15,572	$2,310,920
President and Chief Executive Officer	2011	$420,753	(7)	$0	$486,004	$215,099	$527,000	$30,526	$16,931	$1,696,313	(7)
	2010	$375,000		$0	$901,008	$0	$123,375	$24,336	$13,592	$1,437,311

Jeffrey H. Fox	2012	$300,000		$0	$4,085,320	$794,347	$0	$0	$4,442	$5,184,109
Executive Chairman of the Board	2011	$300,000		$0	$3,829,333	$867,338	$0	$0	$0	$4,996,671
	2010	$267,945	(7)	$0	$2,332,725	$1,149,000	$0	$0	$0	$3,749,670	(7)

Andre S. Valentine	2012	$299,609		$0	$293,044	$54,846	$238,227	$36,449	$12,405	$934,580
Chief Financial Officer

Earl C. Shanks	2012	$295,082		$0	$591,558	$235,655	$0	$2,597,889	$2,813,123	$6,533,307
Former Chief Financial Officer	2011	$497,780		$0	$713,332	$315,714	$551,100	$501,946	$37,217	$2,617,089
	2010	$497,780		$0	$1,060,366	$0	$196,225	$367,225	$28,807	$2,150,403

Claudia L. Cline	2012	$265,672		$0	$143,082	$37,044	$151,990	$39,874	$17,741	$655,403
Senior Vice President and General Counsel

Julia A. Houston	2012	$275,984		$0	$398,803	$158,867	$0	$0	$1,352,862	$2,186,516
Former Senior Vice President, General Counsel and Secretary	2011	$328,767	(7)	$75,000	$745,137	$167,203	$321,750	$0	$1,593	$1,639,450	(7)

James A. Goetz	2012	$335,000		$0	$162,845	$64,872	$263,310	$0	$16,858	$842,885
Chief Information Officer	2011	$323,896	(7)	$0	$159,382	$70,543	$302,250	$0	$16,888	$872,959	(7)

Robert A. Lento	2012	$144,918		$0	$244,235	$97,292	$0	$15,684	$2,245,283	$2,747,412
Former President	2011	$372,894		$0	$244,969	$108,422	$0	$54,116	$14,011	$794,412
Information Management	2010	$350,200		$0	$588,888	$0	$90,527	$44,623	$11,440	$1,085,678

Christine Timmins Barry	2012	$344,647		$0	$137,544	$54,846	$242,119	$37,380	$13,876	$830,412
Senior Vice President Operations

(1)	Reflects the signing bonus paid to Ms. Houston when she joined the Company on February 15, 2011.

(2)

Reflects the aggregate grant date fair value of the PRSU awards and TRSU awards granted to the named executive officers. In addition, with respect to Mr. Fox, the column reflects the aggregate grant date fair value of the salary stock and annual incentive opportunity. The aggregate grant date fair value of all other TRSU and PRSU awards was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”). See Note 10 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012 (“Annual Report”) for an explanation of the assumptions made in valuing these awards. The grant date fair value of the PRSU awards and Mr. Fox’s annual incentive opportunity was based on the probable outcome of the applicable performance conditions as of the date of grant. The grant date fair value of each of those awards, assuming that the highest level of performance would be achieved, is as follows:

Name	Shares at target (#)	Grant date fair value - probable outcome ($)	Grant date fair value - highest performance level ($)
Ms. Ayers—PRSU	19,299	$249,247	$498,493
Mr. Fox—PRSU	77,196	$996,986	$1,993,973
Mr. Fox—PRSU Annual Incentive	100,000	$1,310,000	$2,620,000
Mr. Valentine—PRSU	5,325	$68,772	$137,545
Mr. Shanks—PRSU	22,902	$295,779	$591,558
Ms. Cline—PRSU	3,595	$46,429	$92,859
Ms. Houston—PRSU	15,439	$199,395	$398,789
Mr. Goetz—PRSU	6,304	$81,416	$162,832
Mr. Lento—PRSU	9,455	$122,111	$244,223
Ms. Timmins Barry—PRSU	5,325	$68,772	$137,545

(3)

Reflects the aggregate grant date fair value, determined in accordance with ASC Topic 718, of stock option awards. See Note 10 of the Annual Report for an explanation of the assumptions made in valuing this award.

(4)

For each of the named executive officers, other than Mr. Fox, reflects the annual incentive award earned by him or her for the indicated performance period. Because Mr. Fox’s annual incentive is denominated and payable in the form of Common Shares, it is reported in the “Stock Awards” column of the Summary Compensation Table based on its grant date fair value. Mr. Fox received a payout of 131,000 shares under the 2012 annual incentive program. For more information on the 2012 annual incentive awards, please refer to the “Grants of Plan Based Awards” section on page 35 of this proxy statement.

(5)

The change in the pension value is generally attributable to additional interest credits and changes in the discount rate and mortality table. The assumptions used to calculate the change in pension values are described in Footnote 1 to the Pension Benefits table. The Company does not provide for above-market or preferential earnings on non-qualified deferred compensation; therefore, no non-qualified deferred compensation earnings are reported.

(6)	All other compensation for 2012 is described in the following table:

	Executive Life Premium	Executive Life Imputed Income Gross-up	Executive LTD	Severance Payment		Retirement and Savings Plan Company Match	Total
Ms. Ayers	$2,387	$3,120	$2,565	$	N/A	$7,500	$15,572
Mr. Fox	$1,901	$2,541	$0	$	N/A	$0	$4,442
Mr. Valentine	$1,275	$1,714	$1,916	$	N/A	$7,500	$12,405
Mr. Shanks	$3,331	$2,685	$2,241		$2,797,366	$7,500	$2,813,123
Ms. Cline	$3,292	$4,426	$2,523	$	N/A	$7,500	$17,741
Ms. Houston	$818	$577	$1,792		$1,349,675	$0	$1,352,862
Mr. Goetz	$2,993	$3,875	$2,490	$	N/A	$7,500	$16,858
Mr. Lento	$1,027	$0	$952		$2,238,000	$5,304	$2,245,283
Ms. Timmins Barry	$1,558	$2,095	$2,723	$	N/A	$7,500	$13,876

(7)

Prior year salary and total are adjusted from the prior year’s presentation to reflect the actual salary amount earned by the named executive officer during the applicable fiscal year. The prior year’s presentation reflected the annualized salary as of the end of each fiscal year.

GRANTS OF PLAN-BASED AWARDS

The table below and footnotes provide earnings opportunity information about the plan-based awards granted for the fiscal year ended December 31, 2012.

Name	Grant Date	Different(1) Action/ Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrea J. Ayers			$217,709	$435,417	$870,834
	11/05/12	10/23/12							30,000			$501,150
	2/10/12	2/01/12							19,300			$249,260
	2/10/12	2/01/12				9,650	19,299	38,598				$249,247
	2/10/12	2/01/12								57,897	12.79	$198,587

Jeffrey H. Fox	2/25/13	2/01/12				50,000	100,000	200,000				$1,310,000
									54,000			$781,335
	2/10/12	2/01/12							77,197			$996,999
	2/10/12	2/01/12				38,598	77,196	154,392				$996,986
	2/10/12	2/01/12								231,588	12.79	$794,347

Andre S. Valentine			$90,927	$181,853	$363,706
	8/06/12	7/25/12							10,000			$155,500
	2/10/12	2/01/12							5,325			$68,772
	2/10/12	2/01/12				2,663	5,325	10,650				$68,772
	2/10/12	2/01/12								15,990	12.79	$54,846

Earl C. Shanks			$125,991	$251,981	$503,962
	2/10/12	2/01/12							22,902			$295,779
	2/10/12	2/01/12				11,451	22,902	45,804				$295,779
	2/10/12	2/01/12								68,704	12.79	$235,655

Claudia L. Cline			$58,012	$116,023	$232,046
	9/04/12	7/25/12							3,200			$50,224
	2/10/12	2/01/12							3,595			$46,429
	2/10/12	2/01/12				1,798	3,595	7,190				$46,429
	2/10/12	2/01/12								10,800	12.79	$37,044

Julia A. Houston			$89,695	$179,389	$358,778
	2/10/12	2/01/12							15,440			$199,408
	2/10/12	2/01/12				7,720	15,439	30,878				$199,395
	2/10/12	2/01/12								46,317	12.79	$158,867

James A. Goetz			$100,500	$201,000	$402,000
	2/10/12	2/01/12							6,305			$81,429
	2/10/12	2/01/12				3,152	6,304	12,608				$81,416
	2/10/12	2/01/12								18,913	12.79	$64,872

Robert A. Lento			$50,722	$101,443	$202,886
	2/10/12	2/01/12							9,456			$122,124
	2/10/12	2/01/12				4,728	9,455	18,910				$122,111
	2/10/12	2/01/12								28,365	12.79	$97,292

Christine Timmins Barry			$92,412	$184,824	$369,648
	2/10/12	2/01/12							5,325			$68,772
	2/10/12	2/01/12				2,663	5,325	10,650				$68,772
	2/10/12	2/01/12								15,990	12.79	$54,846

(1)	The date on which the Compensation Committee of the Board took action to grant such equity awards. The grant date is in accordance with the Company’s guidelines on equity awards.

(2)

This column provides information about the annual incentive opportunities established during 2012 for the named executive officers, other than Mr. Fox. The annual incentive for Mr. Fox was awarded in the form of the Company’s common stock and is shown in the Estimated Future Payouts Under Equity Incentive Plan Awards columns. The information included in the “Threshold,” “Target” and “Maximum” columns reflects the range of potential payouts when the performance goals were established by the Compensation and Benefits Committee. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and related footnote for the amount of the annual incentive actually earned by our named executive officers for 2012.

(3)

This column provides information about the PRSU award opportunities established during 2012 for the named executive officers. The information included in the “Threshold,” “Target” and “Maximum” columns reflects the range of potential awards when the performance goals were established by the Compensation and Benefits Committee. The actual award depends on the extent to which we achieve our EBITDA goals over a two-year performance period commencing January 1, 2012 and ending December 31, 2013. Payment of the PRSU award, if any, will be made in 2014 in the form of shares. For Mr. Fox, this column also reflects his 2012 annual incentive opportunity which was denominated and payable in the form of shares of our common stock.

(4)

This column reflects the number of TRSUs granted to our named executive officers in 2012. For Ms. Ayers, Mr. Valentine and Ms. Cline this column also includes a TRSU grant in conjunction with each of their promotions as noted on page 27 of the CD&A. The amounts of such awards are 30,000; 10,000 and 3,200 shares respectively. The TRSUs vest in equal installments on the second and third anniversaries of the date of grant. For Mr. Fox, this column also includes 4,500 shares paid each month as salary stock, for a total of 54,000 units.

(5)

This column reflects the shares underlying the stock options granted to each of the named executive officers. Each stock option award vests in equal installments on the second and third anniversaries of the date of grant and has an exercise price equal to the fair market value of the underlying shares on the date of grant.

(6)

Reflects the grant date fair value, as determined in accordance with ASC Topic 718, of each equity award. See Note 10 of the Consolidated Financial Statements contained in the Annual Report for an explanation of the assumptions made in valuing these awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table and footnotes describe equity awards granted to the named executive officers that were outstanding as of December 31, 2012:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Unvested Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares in Units or Other Rights That Have Not Vested ($)(3)
Andrea J. Ayers		57,897	$12.79	2/10/22
		52,980	$13.76	2/04/21
					19,300	(4)	$316,713
					17,660	(5)	$289,901
					14,400	(6)	$236,304
					30,000	(7)	$492,300
					22,500	(8)	$369,225
								38,598	(11)	$633,393
								35,320	(12)	$579,601

Jeffrey H. Fox	100,000		$10.88	2/09/15
		231,588	$12.79	2/10/22
		213,630	$13.76	2/04/21
					77,197	(4)	$1,266,803
					71,210	(5)	$1,168,556
								154,392	(11)	$2,533,573
								142,420	(12)	$2,337,112

Andre S. Valentine		15,990	$12.79	2/10/22
		15,000	$13.76	2/04/21
					5,325	(4)	$87,383
					5,000	(5)	$82,050
					4,400	(6)	$72,204
					10,000	(9)	$164,100
					5,000	(8)	$82,050
								10,650	(11)	$174,767
								10,000	(12)	$164,100

Claudia L. Cline		10,800	$12.79	2/10/22
		12,750	$13.76	2/04/21
					3,595	(4)	$58,994
					4,250	(5)	$69,743
					3,200	(6)	$52,512
					3,200	(10)	$52,512
					3,750	(8)	$61,538
								7,190	(11)	$117,988
								8,500	(12)	$139,485

James A. Goetz		18,913	$12.79	2/10/22
		17,375	$13.76	2/04/21
					6,305	(4)	$103,465
					5,792	(5)	$95,047
					4,400	(6)	$72,204
					11,250	(8)	$196,920
								12,608	(11)	$206,897
								11,582	(12)	$190,061

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Unvested Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares in Units or Other Rights That Have Not Vested ($)(3)

Christine Timmins Barry		15,990	$12.79	2/10/22
		22,500	$13.76	2/04/21
					5,325	(4)	$87,383
					7,500	(5)	$123,075
					4,400	(6)	$72,204
					11,250	(8)	$184,613
								10,650	(11)	$174,767
								15,000	(12)	$246,150

(1)	TRSUs.

(2)	Value reported was determined by multiplying the number of units shown by the closing price of our shares as of December 31, 2012, which was $16.41.

(3)	Value reported was determined by multiplying the number of units shown by the closing price of our shares as of December 31, 2012, which was $16.41.

(4)	TRSU award that vests half on February 10, 2014 and half on February 10, 2015.

(5)	TRSU award that vests half on February 4, 2013 and half on February 4, 2014.

(6)	TRSU award that vests on February 1, 2013.

(7)	Promotion grant TRSU award that vests half on November 5, 2014 and half on November 5, 2015.

(8)	TRSU award that was granted on June 18, 2010 and vests on June 18, 2013.

(9)	Promotion grant TRSU award that vests half on August 6, 2014 and half on August 6, 2015.

(10)	Promotion grant TRSU award that vests half on September 4, 2014 and half on September 4, 2015.

(11)

2012 PRSU award where the number of shares issued depends on the satisfaction of certain performance criteria over the two-year period ending December 31, 2013. The amount shown assumes maximum payout (200% of target) based on achievement of performance goals through December 31, 2012. The actual award, if any, will vest on February 10, 2014.

(12)

2011 PRSU award where the number of shares issued depends on the satisfaction of certain performance criteria over the two-year period ending December 31, 2012. As required by this table, the amount shown assumes maximum payout (200% of target) based on achievement of performance goals through December 31, 2012. These awards were paid at 146% of target on February 4, 2013 as discussed above on page 27.

OPTION EXERCISES AND STOCK VESTED

The following table and footnotes set forth information with respect to any stock options exercised by our named executive officers and TRSUs and PRSUs that vested during the year ending December 31, 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrea J. Ayers(1)	0	$0	61,884	$926,016
Jeffrey H. Fox(2)	200,000	$1,089,769	203,377	$3,183,076
Andre S. Valentine(1)	0	$0	17,534	$262,791
Earl C. Shanks(3)	9,543	$35,882	208,489	$3,015,895
Claudia L. Cline(1)	0	$0	8,502	$134,189
Julia A. Houston(3)	9,007	$39,949	50,950	$824,371
James A. Goetz(1)	0	$0	32,934	$475,829
Robert A. Lento(3)	2,364	$9,459	111,337	$1,490,549
Christine Timmins Barry(1)	0	$0	27,984	$408,717

(1)	Reflects the value realized upon vesting of TRSUs in 2012 and payout of PRSUs for the 2010-2012 performance period.

(2)	Reflects the value realized upon vesting of TRSUs in 2012, which includes:

Component	Shares	Value Realized
Salary	54,000	$781,335
Annual Incentive	131,000	$2,154,295
Non-employee Director Awards Granted in 2009	18,377	$247,446

(3)	Reflects the value of TRSUs and PRSUs realized upon termination.

PENSION BENEFITS

The following table and footnotes show, as of December 31, 2012, for each of the Company’s qualified and non-qualified pension plans and for each of the 2012 named executive officers, the years of credited service, the present value of the benefits that are expected to be paid to each named executive officer, as well as any payments made during 2012.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Andrea J. Ayers	Pension Plan	22	$191,424	$0
	Non-Qualified Excess Pension Plan	22	$29,665	$0
Jeffrey H. Fox	N/A
Andre S. Valentine	Pension Plan	15	$190,695	$0
	Non-Qualified Excess Pension Plan	15	$52,363	$0
Earl C. Shanks	Pension Plan	8	$110,421	$0
	Supplemental Executive Retirement Plan(2)	17	$4,215,230	$0
Claudia L. Cline	Pension Plan	16	$290,907	$0
	Non-Qualified Excess Pension Plan	16	$60,671	$0
Julia A. Houston	N/A
James A. Goetz	N/A
Robert A. Lento	Pension Plan	13	$177,894	$0
	Non-Qualified Excess Pension Plan	13	$197,752	$0
Christine Timmins Barry	Pension Plan	17	$185,792	0
	Non-Qualified Excess Pension Plan	17	$42,739	$0

(1)

Except as noted in this footnote, amounts reported were computed using the same assumptions used for financial reporting purposes under generally accepted accounting principles as described in more detail in Note 9 to the Company’s financial statements. For the Pension Plan, the assumptions used include a discount rate of 4.00% and a 75% lump sum payment distribution assumption at age 65. The assumed retirement age for the Pension Plan is age 65, the normal retirement age specified in that plan. Amounts reported were based on an assumption that each named executive officer would work to, and retire at, the assumed retirement age.

(2)

Mr. Shanks’ amounts reflect his actual benefit payments to be made in the first quarter 2013. For purposes of calculating Mr. Shanks’ benefit under the SERP at termination, he received additional service credits equal to one additional year of service for each year of service completed.

Pension Plan. In general, all U.S.-resident employees of the Company, including all named executive officers, participate in the Pension Plan on the same terms and conditions. To allow its executives to benefit from the favorable features of a qualified plan (up to the permissible limits), the Company has structured its retirement benefits so that the executives’ retirement benefits are provided through both a qualified and non-qualified Pension Plan. Mr. Fox, Ms. Houston and Mr. Goetz do not participate in the Pension Plan.

Effective April 1, 2008, the Pension Plan, a cash balance pension plan, was frozen with no additional pension credits accruing for any employees. At the end of each year, an active participant’s account is credited with interest at the rate of 4% per annum. At retirement or other termination of employment, an amount equivalent to the balance then credited to the account is payable to the participant in the form of a life annuity. In lieu of a life annuity, a participant may elect to receive the actuarial equivalent of his or her benefit in the form of a lump sum (lump sum payments were limited to 50% payout in 2012 due to pension trust funding levels), or a joint and survivor annuity.

Non-Qualified Excess Pension Plan. The Company’s non-qualified excess pension plan provides a pension benefit to employees whose pension benefit under the qualified pension plan is reduced or capped due to Internal

Revenue Service limitations applicable to that plan. As described in the table above, certain named executive officers are eligible to receive a benefit under this plan. Mr. Shanks was not eligible for participation in this plan because he has vested in the SERP. Benefits are paid in 10 annual installments or, if less, the value of the benefits divided by $50,000, rounded up commencing six months after a participant’s separation from service.

Supplemental Executive Retirement Plan. The SERP provides an enhanced pension benefit designed to attract and retain certain top executives. The annual benefit under the SERP is 50% of the executive’s final average pay (reduced by the executive’s qualified pension benefit). This benefit is reduced if the executive has not attained at least age 62 and completed 25 years of service at retirement. The reduction is 3.5% for each year of age under age 62 and 3.5% for each year of service under 25 years. Executives become vested upon completing five years of service. Final average pay is defined as the executive’s highest base salary and annual incentive target over the last five years of his or her career. In 2007, Mr. Shanks agreed to a modification of his SERP benefit that froze his pay for purposes of the SERP calculation at his 2007 compensation level. Mr. Shanks made a lump sum election in 2008, which would be payable six months after separation from service.

NON-QUALIFIED DEFERRED COMPENSATION

The following table and footnotes set forth the contributions, earnings, withdrawals or distributions and aggregate balances for the 2012 named executive officers participating in the Executive Deferred Compensation Plan for the year ending December 31, 2012.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Andrea J. Ayers	$0	$0	$10,707	$0	$66,463
Jeffrey H. Fox	$0	$0	$0	$0	$0
Andre S. Valentine	$0	$0	$65,708	$0	$434,697
Earl C. Shanks	$0	$0	$569,632	$0	$2,624,593
Claudia L. Cline	$0	$0	$40,109	$0	$251,591
Julia A. Houston	$0	$0	$0	$0	$0
James A. Goetz	$0	$0	$0	$0	$0
Robert A. Lento	$0	$0	$98,771	$(333,333)	$389,652
Christine Timmins Barry	$0	$0	$62,483	$0	$425,589

(1)	Amount reported is included in the compensation reported in the Summary Compensation Table for each named executive officer.

(2)	Amount reported is not included in the compensation reported in the Summary Compensation Table because the amounts do not reflect above-market or preferential earnings.

(3)

The aggregate balance as of December 31, 2012 for each named executive officer includes deferrals that were previously earned and reported as compensation in the Summary Compensation Table for prior years. For example, from 2008-2011 our named executive officers deferred the following amounts that were previously reported as compensation in the Summary Compensation Table: $0 for Mr. Fox; $158,098 for Mr. Shanks; $0 for Ms. Houston; $0 for Ms. Ayers; $0 for Mr. Goetz; and $292 for Mr. Lento. These amounts have since been adjusted, pursuant to the terms of the Executive Deferred Compensation Plan, for investment performance (e.g., earnings and losses), deferrals credited during 2012 and distributions.

Through December 22, 2011, the Executive Deferred Compensation Plan permitted executives to defer receipt of up to 75% of their base salary and/or hire or retention bonuses and up to 100% of their annual incentive compensation. The Company matched 100% of the first 5% of amounts deferred by the plan participant (reduced by the Company match eligible to be received under the Company’s Retirement and Savings Plan).

Amounts deferred by participants (and the related amounts matched by the Company) are assumed to have been invested in shares of common stock of the Company or in investment options that mirror the gains and/or losses of several different publicly available investment funds based on the investment selections of the participant. Effective December 23, 2011, the Executive Deferred Compensation Plan was frozen and no additional deferrals are permitted on or after that date.

In general, participants are permitted to change their investment direction and exchange in and out of the available investment options on a daily basis. At termination of employment, the participant’s vested account is distributed in a single lump sum payment or in monthly or annual installments to begin within 10 years of termination for a term not to exceed 10 years as elected by the participant for a particular year’s deferral.

PAYMENTS UPON TERMINATION OR IN CONNECTION WITH CHANGE OF CONTROL

We have entered into agreements and maintain plans and arrangements that require us to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or in connection with a change of control of the Company. The estimated amount payable or provided to each named executive officer in each situation is summarized below. The estimates for named executive officers generally are based on the assumption that the various triggering events occurred on the last day of 2012, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination of employment or in connection with a change of control can only be determined at the time the actual triggering event occurs. The amounts set out below for Mr. Shanks, Ms. Houston and Mr. Lento reflect the amounts of compensation actually provided by the Company in connection with their respective terminations of employment during 2012.

Severance Plan and Mr. Fox’s Employment Agreement

Each of the currently serving named executive officers, except Mr. Goetz (whose employment terminated February 2013 and whose benefits were continued under a prior severance plan), participates in the Severance Plan, which provides for certain severance benefits to senior executives of the Company. Mr. Shanks, Ms. Houston, and Mr. Lento did not participate in this Severance Plan because their respective termination dates preceded its implementation. The Company is also a party to an employment agreement with Mr. Fox, which varies some of the terms of the Severance Plan that would otherwise apply to Mr. Fox. Under the Severance Plan (and for Mr. Fox, his employment agreement), we would be obligated to provide the following severance benefits in the circumstances described below:

Qualifying Termination Not in Connection with Change of Control. In the event that a named executive officer’s employment is terminated by the Company without cause (including as a result of a reduction in force) or by the named executive officer for good reason, and the termination of employment does not occur in connection with a change of control (as described below), the named executive officer would be entitled to the following payments and benefits under the Severance Plan:

•

cash severance equal to a multiple (two times for Mr. Fox, Ms. Ayers and Mr. Valentine, and one times for the other named executive officers) of the sum of base pay and targeted annual incentive for the year in which the termination occurs;

•	a pro-rated portion of the annual incentive for the year in which the termination occurs, based on actual performance results;

•	if the officer elects COBRA coverage, continued medical, dental and vision coverage at the employee rate for the period for which severance is calculated; and

•	outplacement services, up to a maximum value of $20,000.

The Company’s obligation to provide benefits under the Severance Plan is conditioned upon the employee providing a release of all claims and complying with applicable non-competition and other post-employment restrictive covenants that may be included by the Company in the release of claims agreement.

For purposes of the Severance Plan, “cause” generally means the officer has engaged in willful misconduct or gross negligence in the performance of any of his or her duties which could reasonably be expected to result in a material liability to the Company, has intentionally failed or refused to perform reasonably and lawfully assigned duties, has been indicted for, or convicted of, or pled guilty or nolo contendere to, any crime involving dishonesty, fraud, theft, breach of trust, violence or threats of violence or other significant offenses or acts, or willfully failed to comply with any material rules, regulations, policies or procedures of the Company (including our Code of Business Conduct).

For purposes of the Severance Plan, “good reason” means that, without the officer’s prior written consent: (i) the officer’s base salary, incentive compensation opportunity or aggregate benefits is materially reduced (except for across-the-board reductions that apply to officers of the same or similar rank generally, unless such actions are taken immediately prior to a change of control), the officer’s base salary or earned incentive compensation is not paid or the officer’s benefits are materially reduced in the aggregate or are not provided, (ii) the officer’s authorities, duties, responsibilities or reporting relationships are materially diminished or the officer is assigned duties that are materially inconsistent with his or her position, (iii) the officer’s principal place of business is relocated outside a 50-mile radius of the officer’s then current principal place of business, and, if any of these occur, the officer notifies the Company within 60 days, the Company fails to cure the condition within 30 days after notice and the officer resigns within 60 days after the specified cure period.

With respect to Mr. Fox, “good reason” means (i) a material breach by the Company of any provision of his employment agreement; (ii) a reduction in title as Executive Chairman; (iii) a material reduction in base salary, a material breach of the incentive compensation provisions of the agreement or the failure to pay base salary or earned incentive compensation amounts or, except for across-the-board reductions that apply to senior management generally, a material reduction in the aggregate level of benefits or the failure to provide any such benefits; (iv) a material diminution in authority, duties, responsibilities or reporting relationships or the assignment of duties that are materially inconsistent with Mr. Fox’s position under his employment agreement; or (v) the relocation of Mr. Fox’s principal place of business outside of Little Rock, Arkansas or anywhere other than the Company’s headquarters and principal executive offices located in Cincinnati, Ohio; in any case provided that the Mr. Fox notifies the Company of the condition within 60 days, the Company fails to cure the condition within 30 days after notice, and Mr. Fox resigns within 60 days after the specified cure period. However, changes in title or changes in his service relationship with the Company as a result of his transition from CEO to Executive Chairman or as a result of a possible future transition from Executive Chairman to non-employee member of the Board of Directors would not constitute good reason.

Qualifying Termination in Connection with Change of Control. In the event that a named executive officer’s employment is terminated — in connection with a change of control — by the Company without cause (including as a result of a reduction in force) or by the named executive officer for good reason, the named executive officer would be entitled to the following payments and benefits described below. A termination without cause or for good reason occurs “in connection with” a change of control if it occurs (i) in anticipation of, and within six months prior to, a change of control, or (ii) within two years following a change of control. In this situation, the following payments and benefits would be provided to the named executive officer under the Severance Plan:

•	cash severance equal to two times the sum of base pay and targeted annual incentive for the year in which the termination occurs;

•	a pro-rated portion of the targeted annual incentive for the year in which the termination occurs;

•	if the officer elects COBRA coverage, continued medical, dental and vision coverage at the employee rate for the period for which severance is calculated; and

•	outplacement services, up to a maximum value of $20,000.

The Severance Plan does not provide for any tax gross-up for any “golden parachute” excise taxes that may be imposed on a named executive officer under Sections 280G and 4999 of the Internal Revenue Code. Instead, a named executive officer who would be subject to that excise tax will either (i) receive all payments and benefits to which the officer is entitled, subject to the excise tax, or (ii) have such payments and benefits reduced to the “safe harbor” amount so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to the officer.

The Company’s obligation to provide benefits under the Severance Plan is conditioned upon the employee providing a release of all claims and complying with applicable non-competition and other post-employment restrictive covenants that may be included by the Company in the release of claims agreement.

For purposes of the Severance Plan, a “change of control” generally means: (i) the acquisition of 20% or more of the Company’s outstanding Common Shares or voting securities; (ii) certain changes in a majority of the directors of the Company; (iii) certain business combinations unless (A) all or substantially all of the holders of the Company’s outstanding Common Shares and voting securities continue to beneficially own more than 50% of the common stock and voting power of the entity resulting from the business combination in substantially the same proportions, (B) no person beneficially owns 20% or more of the then outstanding common stock or voting power of the entity resulting from the business combination, and (C) at least a majority of the directors of the entity resulting from the business combination were continuing directors of the Company prior to the business combination; or (iv) the shareholders of the Company approve a complete liquidation or dissolution of the Company.

The meanings of the terms “cause” and “good reason” are as described above.

Long-Term Incentives

We granted long-term incentive awards to our named executive officers under our Long Term Incentive Plan, in the form of TRSUs, PRSUs and stock options. In the event of a named executive officer’s death, disability, retirement or involuntary termination of employment by the Company without cause, or in connection with a change of control, each named executive officer’s outstanding and unvested long-term incentive awards would become vested as described below:

Award	Death or Disability	Involuntary Termination Without Cause	Retirement	Change of Control
TRSU granted in March 2010 and prior years	A pro-rated number would become vested upon the date of termination	A pro-rated number would become vested upon the date of termination	N/A	Fully vested on the change of control

TRSU granted in July 2010 (“Retention Award”)	A pro-rated number would become vested upon the date of termination	A pro-rated number would become vested upon the date of termination	N/A	Units would be converted to cash and would vest: 1/3 on the change of control, 1/3 six months after the change of control and 1/3 on the first anniversary of the change of control (although vesting would accelerate on an earlier termination without cause, by reason of death or disability, or for good reason).

Award	Death or Disability	Involuntary Termination Without Cause	Retirement	Change of Control
TRSUs granted in February 2011 and February 2012	A pro-rated number would become vested upon the date of termination	A pro-rated number would become vested upon the date of termination	N/A	Units would be converted to cash and would vest: 1/2 on the earlier of six months or the second anniversary of the date of grant, and 1/2 would vest on the earlier of 12 months or the third anniversary of the date of grant (although vesting would accelerate on an earlier termination without cause, by reason of death or disability, or for good reason).

PRSU for the 2012-2013 performance cycle	A pro-rated number would become vested upon the date of termination based on performance through the last day of the month preceding the date of termination	A pro-rated number would become vested upon the date of termination based on performance through the last day of the month preceding the date of termination	A pro-rated number would become vested upon the date of termination based on performance through the last day of the month preceding the date of termination	All awards would become fully vested based on performance through the change of control

Stock Options granted before 2012	N/A	N/A	N/A	All stock options would become fully vested on the change of control

Stock Options granted in 2012	A pro-rated number would become vested upon the date of termination	A pro-rated number would become vested upon the date of termination	N/A	All stock options would become fully vested on the change of control

Equity awards granted to Mr. Fox

Notwithstanding the foregoing, in the event the company terminates Mr. Fox’s employment (or later service as a non-employee director, if applicable) without “cause”, or he leaves for “good reason” (each as defined in his employment agreement), then in addition to the provisions above, he will receive pro-rata vesting of his outstanding, unvested equity awards. As Executive Chairman, Mr. Fox is no longer eligible to be granted new long-term incentive awards after December 31, 2012.

For purposes of the Long Term Incentive Plan, “retirement” generally is defined as termination of employment (i) after age 55 with 10 years of service, or (ii) with 30 years of service. “Cause” generally means fraud, misappropriation, embezzlement, commission of a crime or an act of moral turpitude, violation of the Company’s Code of Business Conduct, recklessly or willfully injuring an employee, Company property, business or reputation or acting recklessly in the performance of duties.

For purposes of the Long Term Incentive Plan, a “change of control” means (i) a tender is made and consummated for 30% or more of the outstanding voting securities of the Company; (ii) the Company merges or consolidates with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company, other than certain affiliates of a party to the transaction; (iii) the sale of substantially all of the Company’s assets to another corporation which is not a wholly owned subsidiary; (iv) the acquisition of 20% or more of the outstanding voting securities of the Company, or the acquisition of control in any manner of the election of a majority of the directors of the Company; or (v) within a two-year period, individuals who at the beginning of such period constitute the Board cease to constitute at least a majority thereof, unless the election of each new director is approved in advance by at least two-thirds of the directors then in office who were directors at the beginning of the two-year period.

Severance Tables

The following tables describe payments to each named executive officer (other than Mr. Shanks, Ms. Houston and Mr. Lento) that would be triggered by the occurrence of various events explained above and listed below:

	Disability	Death	Termination Without Cause or for Good Reason	Change of Control	Termination Without Cause or for Good Reason following a Change of Control
Andrea J. Ayers
TRSU vesting(1)	$1,006,863	$1,006,863	$1,006,863	$359,379	$1,344,964
PRSU vesting(2)(ii)	$1,070,132	$1,070,132	$1,070,132	$1,366,243	$0
Performance Cash vesting(3)	$0	$0	$0	$0	$0
Stock option vesting(4)	$58,219	$58,219	$58,219	$349,984	N/A
Supplemental LTD	$1,065,870	N/A	N/A	N/A	N/A
Life Benefit (3x base salary)	N/A	$1,350,000	N/A	N/A	N/A
Severance (multiple of base salary)	N/A	N/A	$1,400,000	N/A	$1,400,000
Severance (multiple of annual incentive)	N/A	N/A	$870,834	N/A	$870,834
Severance (pro-rated AIP for year of termination)	N/A	N/A	$570,396	N/A	$435,417
Benefits continuation(7)	$8,201	N/A	$28,201	N/A	$36,402
Excise tax + tax gross-up(8)	N/A	N/A	N/A	N/A	N/A

Total	$3,209,285	$3,485,214	$5,004,645	$2,075,606	$4,087,617

	Disability	Death	Termination Without Cause or for Good Reason	Change of Control	Termination Without Cause or for Good Reason following a Change of Control
Jeffrey H. Fox
TRSU vesting(1)	$1,201,305	$1,201,305	$1,201,305	$0	$2,435,359
PRSU vesting(2)(ii)	$2,890,537	$2,890,537	$2,890,537	$4,074,982	$0
Performance Cash vesting(3)(i)	N/A	N/A	N/A	N/A	N/A
Stock option vesting(4)	$232,875	$232,875	$232,875	$1,404,468	N/A
Supplemental LTD	$966,798	N/A	N/A	N/A	N/A
Life Benefit (3x base salary)	N/A	$3,244,005	N/A	N/A	N/A
Severance (multiple of base salary)(5)	N/A	N/A	$2,162,670	N/A	$2,162,670
Severance (multiple of annual incentive)(6)	N/A	N/A	$3,282,000	N/A	$3,282,000
Severance (pro-rated AIP for year of termination)	N/A	N/A	$2,149,710	N/A	$1,641,000
Benefits continuation(7)	$10,973	N/A	$30,973	N/A	$41,946
Excise tax + tax gross-up(8)	N/A	N/A	N/A	N/A	N/A

Total	$5,302,488	$7,568,722	$11,950,070	$5,479,450	$9,562,975

		Disability	Death	Termination Without Cause or for Good Reason	Change of Control	Termination Without Cause or for Good Reason following a Change of Control
Andre S. Valentine
TRSU vesting(1)		$279,107	$279,107	$279,107	$99,554	$388,233
PRSU vesting(2)(i)(ii)		$308,719	$308,719	$308,719	$390,423	$0
Performance Cash vesting (3)		$0	$0	$0	$0	$0
Stock option vesting(4)		$16,079	$16,079	$16,079	$97,634	N/A
Supplemental LTD		$666,169	N/A	N/A	N/A	N/A
Life Benefit (3x base salary)		N/A	$734,400	N/A	N/A	N/A
Severance (multiple of base salary)		N/A	N/A	$750,000	N/A	$750,000
Severance (multiple of annual incentive)		N/A	N/A	$363,706	N/A	$363,706
Severance (pro-rated AIP for year of termination)		N/A	N/A	$238,227	N/A	$181,853
Benefits continuation(7)		$10,973	N/A	$30,973	N/A	$41,946
Excise tax + tax gross-up(8)		N/A	N/A	N/A	N/A	N/A

Total		$1,281,047	$1,338,305	$1,986,811	$587,611	$1,725,738

	Retirement	Disability	Death	Termination Without Cause or for Good Reason	Change of Control	Termination Without Cause or for Good Reason following a Change of Control
Claudia L. Cline
TRSU vesting(1)	N/A	$187,457	$187,457	$187,457	$73,025	$222,273
PRSU vesting(2)(i)(ii)	$234,964	$234,964	$234,964	$234,964	$290,123	$0
Performance Cash vesting(3)	N/A	$0	$0	$0	$0	$0
Stock option vesting(4)	N/A	$10,860	$10,860	$10,860	$72,884	N/A
Supplemental LTD	N/A	$240,489	N/A	N/A	N/A	N/A
Life Benefit (3x base salary)	N/A	N/A	$743,496	N/A	N/A	N/A
Severance (multiple of base salary)	N/A	N/A	N/A	$300,000	N/A	$600,000
Severance (multiple of annual incentive)	N/A	N/A	N/A	$116,023	N/A	$232,046
Severance (pro-rated AIP for year of termination)	N/A	N/A	N/A	$151,990	N/A	$116,023
Benefits continuation(7)	N/A	$3,905	N/A	$23,905	N/A	$27,810
Excise tax + tax gross-up(8)	N/A	N/A	N/A	N/A	N/A	N/A

Total	$234,964	$677,675	$1,176,777	$1,025,199	$436,032	$1,198,152

	Disability	Death	Termination Without Cause or for Good Reason	Change of Control	Termination Without Cause or for Good Reason following a Change of Control
James A. Goetz
TRSU vesting(1)	$334,157	$334,157	$334,157	$137,844	$329,792
PRSU vesting(2)(i)(ii)	$342,692	$342,692	$342,692	$439,416	$0
Performance Cash vesting(3)	$0	$0	$0	$0	$0
Stock option vesting(4)	$19,018	$19,018	$19,018	$114,509	N/A
Supplemental LTD	$414,980	N/A	N/A	N/A	N/A
Life Benefit (3x base salary)	N/A	$1,005,000	N/A	N/A	N/A
Severance (multiple of base salary)	N/A	N/A	$335,000	N/A	$670,000
Severance (multiple of annual incentive)	N/A	N/A	$201,000	N/A	$402,000
Severance (pro-rated AIP for year of termination)	N/A	N/A	$263,310	N/A	$201,000
Benefits continuation(7)	$10,970	N/A	$30,970	N/A	$41,940
Excise tax + tax gross-up(8)	N/A	N/A	N/A	N/A	N/A

Total	$1,121,817	$1,700,867	$1,526,147	$691,769	$1,644,732

	Disability	Death	Termination Without Cause or for Good Reason	Change of Control	Termination Without Cause or for Good Reason following a Change of Control
Christine Timmins Barry
TRSU vesting(1)	$337,226	$337,226	$337,226	$133,742	$333,533
PRSU vesting(2)(i)(ii)	$368,616	$368,616	$368,616	$450,319	$0
Performance Cash vesting(3)	$0	$0	$0	$0	$0
Stock option vesting(4)	$16,079	$16,079	$16,079	$117,509	N/A
Supplemental LTD	$695,323	N/A	N/A	N/A	N/A
Life Benefit (3x base salary)	N/A	$1,000,800	N/A	N/A	N/A
Severance (multiple of base salary)	N/A	N/A	$375,000	N/A	$750,000
Severance (multiple of annual incentive)	N/A	N/A	$184,824	N/A	$369,648
Severance (pro-rated AIP for year of termination)	N/A	N/A	$242,119	N/A	$184,824
Benefits continuation(7)	$11,092	N/A	$31,092	N/A	$42,184
Excise tax + tax gross-up(8)	N/A	N/A	N/A	N/A	N/A

Total	$1,428,336	$1,722,721	$1,554,956	$701,570	$1,680,189

(1)	TRSU value is based on December 31, 2012 closing price of $16.41.

(2)

PRSU value is based on December 31, 2012 closing price of $16.41. (i) Performance criteria applied for purposes of 2010 PRSUs is based on the Company’s TSR through December 31, 2012. (ii) Performance criteria applied for purposes of 2011 and 2012 PRSUs is based on the Company’s EBITDA performance through December 31, 2012.

(3)

Performance criteria for performance cash is based on the Company’s TSR through December 31, 2012. The TSR threshold for performance cash was not achieved. (i) Mr. Fox did not participate in the performance cash program.

(4)	Value of accelerated stock options is based on the difference between the exercise price and the closing price of $16.41 on December 31, 2012.

(5)

Mr. Fox receives a base salary consisting of $300,000 cash per year and 4,500 fully vested shares of company stock per month valued for 2012 at $781,335 based on the average high/low share price on the monthly pay date.

(6)

As noted in Footnote 2 of the Summary Compensation Table, the annual incentive award for Mr. Fox is payable in the Company’s common stock. For purposes of this calculation, the value is based on December 31, 2012 closing price of $16.41.

(7)	Amounts represent continuation of medical, dental and vision premium payments for those named executive officers who participate in our health plans, as well as outplacement services.

(8)	The Severance Plan no longer provides an excise tax gross up due to Section 280G limitation.

Payments to Mr. Shanks

Mr. Shanks’ employment as our CFO terminated effective as of August 4, 2012. In connection with his termination, Mr. Shanks entered into a separation agreement pursuant to which he received severance benefits in consideration for a release of all claims and his agreement to confidentiality and non-disparagement provisions. Pursuant to his separation agreement, Mr. Shanks received the severance benefits to which he would have been entitled under our prior Severance Pay Plan approved on December 9, 2008 on a termination of employment without cause (not in connection with a change of control). Those benefits included a cash severance payment equal to two times base pay and annual incentive bonus, continued health and welfare benefits and outplacement services. He also received a pro-rated payment of his 2012 annual incentive at target and additional cash severance of $750,000 in recognition of his performance in connection with streamlining and restructuring our business, including the sale of our former IM business. Mr. Shanks also received vesting of his equity compensation awards in accordance with their terms and his accrued and unpaid benefits under our retirement and deferred compensation plans. The payments and benefits provided to Mr. Shanks in connection with his termination are quantified below:

Termination Without Cause
Earl C. Shanks
SERP lump sum value(1)	$4,215,230
TRSU vesting(2)	$763,663
PRSU vesting(3)	$949,358
Performance Cash vesting(4)	$0
Stock option vesting(5)	$35,882
Severance (multiple of base salary)(6)	$1,000,000
Severance (multiple of annual incentive)(7)	$790,500
Severance (pro-rated annual incentive for 2012)(8)	$250,820
Benefits continuation(9)	$6,046
Additional Cash Severance Related to Sale of IM Business(10)	$750,000

Total	$8,761,499

(1)	Represents total SERP payment under the pension plan which will be made in the first quarter of 2013.

(2)	Awards are pro-rated for plan years 2010, 2011 and 2012; amount shown reflects actual value realized upon distribution.

(3)	Awards are pro-rated with performance metric applied for plan years 2010, 2011 and 2012; amount shown reflects actual value realized upon distribution.

(4)	2010 Performance Cash forfeited based on required performance metric.

(5)	2011 award is forfeited; 2012 award is pro-rated with six months to exercise; amount shown reflects the actual value realized upon exercise.

(6)	Represents two times base salary per severance agreement.

(7)	Represents two times the AIP target amount per severance agreement.

(8)	Represents a pro-rated target amount for the 2012 plan year.

(9)	Represents equivalent company cost for additional six months of Cobra coverage.

(10)	Represents additional cash severance discussed above.

Payments to Ms. Houston

Ms. Houston’s employment as our Senior Vice President, General Counsel and Corporate Secretary terminated effective as of September 15, 2012. In connection with her termination, Ms. Houston entered into a separation agreement pursuant to which she received severance benefits in consideration for a release of all claims and her agreement to confidentiality and non-disparagement provisions. Pursuant to her separation agreement, Ms. Houston received the severance benefits to which she would have been entitled under our prior Severance Pay Plan as amended and restated effective as of July 1, 2011 on a termination of employment without cause (not in connection with a change of control). Those benefits included a cash severance payment equal to one times base pay and annual incentive bonus, continued health and welfare benefits and outplacement services. She also received a pro-rated payment of her 2012 annual incentive at target and additional cash severance of $440,000 in recognition of her performance in connection with streamlining and restructuring our business, including the sale of our former IM business. Ms. Houston also received vesting of her equity awards in accordance with their terms. The payments and benefits provided to Ms. Houston in connection with her termination are quantified below:

Termination Without Cause
Julia A. Houston
TRSU vesting(1)	$403,658
PRSU vesting(2)	$420,712
Stock option vesting(3)	$39,949
Severance (multiple of base salary)(4)	$390,000
Severance (multiple of annual incentive)(5)	$329,550
Severance (pro-rated annual incentive for 2012)(6)	$190,125
Additional Cash Severance Related to Sale of IM Business(7)	$440,000

Total	$2,213,994

(1)	Awards are pro-rated for plan years 2010, 2011 and 2012; amount shown reflects actual value realized upon distribution.

(2)	Awards are pro-rated with performance metric applied for plan years 2010, 2011 and 2012; amount shown reflects actual value realized upon distribution.

(3)	2011 award is forfeited; 2012 award is pro-rated with six months to exercise; amount shown reflects actual value realized upon exercise.

(4)	Represents one times base salary per severance agreement.

(5)	Represents pro-rated AIP payment per severance agreement.

(6)	Represents a pro-rated AIP target amount for the 2012 plan year.

(7)	Represents additional cash severance discussed above.

Payments to Mr. Lento

Mr. Lento’s employment as President of our Information Management business terminated effective as of May 16, 2012, in connection with our sale of that business. In connection with his termination, Mr. Lento received severance benefits in accordance with the terms of his employment agreement, and his equity awards vested in accordance with their terms and the terms of the agreement for the sale of the IM business. He also received a pro-rated payment of his 2012 annual incentive at target and additional cash severance of $790,000 in recognition of his performance in connection with the sale of the IM business. The payments and benefits provided to Mr. Lento in connection with his termination are quantified below:

Termination Without Cause
Robert A. Lento
TRSU vesting(1)	$661,173
PRSU vesting(2)	$280,204
Performance Cash vesting(3)	$0
Stock option vesting(4)	$9,459
Severance (multiple of base salary)(5)	$780,000
Severance (multiple of annual incentive)(6)	$546,000
Severance (pro-rated annual incentive for 2012)(7)	$113,750
Benefits continuation(8)	$8,250
Additional Cash Severance Related to Sale of IM Business(9)	$790,000

Total	$3,188,836

(1)	Awards are pro-rated for plan years 2010, 2011 and 2012; amount shown reflects actual value realized upon distribution.

(2)	Awards are pro-rated with performance metric applied for plan years 2010, 2011 and 2012; amount shown reflects actual value realized upon distribution.

(3)	2010 Performance Cash forfeited based on required performance metric.

(4)	2011 award is forfeited; 2012 award is pro-rated with six months to exercise; amount shown reflects actual value realized upon exercise.

(5)	Represents two times base salary per employment agreement.

(6)	Represents two times AIP target amount per employment

(7)	Represents a pro-rated AIP target amount for the 2012 plan year.

(8)	Represents equivalent company cost for additional six months of Cobra coverage.

(9)	Represents additional cash severance discussed above.

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each non-employee director for services provided as a director for fiscal year 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
John F. Barrett	95,000	107,507	0	0	202,507
Richard R. Devenuti	92,500	105,007	0	0	197,507
Joseph E. Gibbs	95,000	107,507	0	0	202,507
Joan E. Herman	93,750	105,007	0	0	198,757
Thomas L. Monahan III	100,000	112,508	0	0	212,508
Ronald L. Nelson	87,500	100,006	0	0	187,506
Philip A. Odeen	170,833	100,006	0	0	270,839
Richard F. Wallman	97,500	110,008	0	0	207,508

Former Board Member Who Left in 2012(3):
Willard W. Brittain, Jr.	29,167	0	0	0	29,167

(1)

Reflects the aggregate grant date fair value of the restricted stock unit awards granted to the non-employee directors in 2012. The aggregate grant date fair value was determined in accordance with ASC Topic 718. See Note 10 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards. The aggregate number of unvested restricted stock units at year-end for each director is 14,150 for Messrs. Barrett and Gibbs; 13,961 for Mr. Devenuti; 7,937 for Ms. Herman; 14,528 for Mr. Monahan; 13,583 for Messrs. Nelson and Odeen; and 14,339 for Mr. Wallman.

(2)

The Company did not grant any stock option awards to the non-employee directors in 2012. The aggregate number of Common Shares subject to options outstanding at year end for each director is 8,500 for Mr. Barrett and 0 for the remaining directors. All options are fully vested and exercisable.

(3)	Mr. Brittain resigned effective as of the 2012 Annual Meeting.

Company employees receive no additional compensation for serving as a director. Non-employee directors receive compensation consisting of cash and restricted stock units. Non-employee directors receive an annual retainer of $90,000 paid in cash and $100,000 in TRSUs. In addition, a $10,000 annual retainer is paid to each Audit Committee member and a $20,000 annual retainer is paid to the Audit Committee chair both paid one-half in cash and one-half in TRSU awards. Chairs of the Compensation and Benefits Committee, Finance Committee, and Governance and Nominating Committee receive an annual retainer of $15,000 paid one-half in cash and one-half in TRSU awards. The Non-Executive Chairman receives an annual retainer of $100,000. Each non-employee director who is first elected or appointed to the Board receives a one-time TRSU award valued at $80,000 at the time of grant. Restricted stock units awarded to non-employee directors vest one year after the grant date (or earlier in the case of death, disability or retirement).

Effective January 1, 2012, the Director Deferred Compensation Plan was frozen and no additional deferrals are permitted on or after that date. Executive Deferred Compensation Plan existing account balances credited with fees and retainers previously deferred by the Directors will be paid in cash, in one lump sum or up to 10 annual installments when the director leaves the Board. In 2010 and 2011, amounts credited to the restricted stock account are assumed to be invested in Common Shares and are distributed in the form of Common Shares when the director leaves the Board. In the event of a Change of Control as defined in the Directors Deferred Compensation Plan, all accounts will be distributed in a single lump sum. Distributions of amounts contributed on or after January 1, 2005 are governed by Section 409A of the Code.

AUDIT COMMITTEE REPORT

In discharging its oversight responsibility related to the audit process, the Audit Committee obtained from Ernst & Young LLP, its independent registered public accounting firm (“independent auditors”), written disclosures regarding auditors’ independence as required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence.” In accordance with the foregoing standard, the Audit Committee discussed with the independent auditors, their independence and satisfied itself as to the independent auditors’ independence. The Audit Committee also considered the compatibility of non-audit services with the independent auditors’ independence. The Audit Committee has determined that the provision of certain non-audit services is compatible with maintaining the independence of Ernst & Young LLP as the Company’s independent auditors subject to review and approval by the Audit Committee.

The Audit Committee discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls, disclosure controls and procedures, and the organization of the internal audit department’s responsibilities, budget and staffing. In 2012, the Audit Committee regularly reviewed the status of the Company’s efforts to ensure compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requirements relating to effective internal control over financial reporting. The Audit Committee reviewed with both the independent auditors and the internal auditors their audit plans, audit scope and identification of audit risks. The Audit Committee received updates on legal issues from the Company’s General Counsel and any reports of accounting or auditing complaints received on the Company’s Ethics Hotline. The Audit Committee also reviewed and approved the Company’s Financial Code of Ethics for the CEO and Senior Financial Officers.

The Audit Committee discussed and reviewed with the independent auditors matters required to be discussed under Public Company Accounting Oversight Board AU380 (communication with Audit Committees), and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements and internal control over financial reporting. The Audit Committee also discussed the results of the internal audit examinations.

In 2012, the Audit Committee discussed the interim financial information contained in each of the three Quarterly Reports on Form 10-Q with management and the independent auditors. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2012 with management and the independent auditors. Additionally, the Audit Committee reviewed each of the Company’s draft quarterly earnings releases. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements. Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The Board approved this recommendation. The Audit Committee also reappointed Ernst & Young LLP as the Company’s independent auditors.

The Audit Committee acts pursuant to the Audit Committee Charter approved by the Board in January 2013, as may be amended from time to time, a copy of which is available on the “Corporate Governance” page of our website at www.convergys.com.

Audit Committee

Richard F. Wallman, Chair

Richard R. Devenuti

Joan E. Herman

Thomas L. Monahan III

PROPOSAL NO. 2

RATIFICATION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee appointed the firm of Ernst & Young LLP as the registered independent public accounting firm to audit the financial statements of the Company for the year 2013. The Company is asking you to ratify that appointment. If the shareholders fail to ratify the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

One or more members of the firm of Ernst & Young LLP will attend the Annual Meeting, will be permitted to make a statement if they desire to do so and will be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

AUDIT FEES

The Audit Committee pre-approves all audit, audit-related, tax and other permissible services that will be provided by the independent registered public accounting firm. One hundred percent (100%) of services rendered by the independent registered public accounting firm in 2012 were pre-approved by the Audit Committee in accordance with its Pre-Approval Policy.

Under the Pre-Approval Policy, the independent registered public accounting firm is required to provide the Audit Committee with appropriately detailed documentation about the specific services that will be provided. In reviewing the request for pre-approval, the Audit Committee will consider, among other things, whether the proposed services are consistent with the rules on auditor independence. Any services exceeding pre-approved cost levels or budgeted amounts will require separate pre-approval by the Audit Committee. The Pre-Approval Policy prohibits the Audit Committee from engaging the independent registered public accounting firm to render services that are prohibited by the Public Companies Accounting Oversight Board or the applicable rules and regulations promulgated by the SEC. The Pre-Approval Policy permits the Audit Committee to delegate authority to the Audit Committee chairman to approve certain services followed by a report to the Audit Committee at the ensuing Audit Committee meeting.

Fees paid to Ernst & Young LLP in 2011 and 2012 were as follows:

	2011	2012
Audit Fees(1)	$1,548,000	$1,918,117
Audit-Related Fees(2)	$1,403,995	$407,295
Tax Fees(3)	$198,000	$46,400
All Other Fees(4)	$0	$18,500

Total	$3,149,995	$2,390,312

(1)

Audit Fees were for audit services, including (a) the annual audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements; (b) the audit of the effectiveness of internal control over financial reporting; (c) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard-setting bodies; (d) international statutory audits; and (e) services that only the independent auditors reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters.

(2)

Audit-Related Fees were principally for services related to (a) attest services related to financial reporting that are not required by statute or regulation, (b) information system audits, and (c) audits of employee benefit plans.

(3)	Tax Fees were for services related to tax compliance and planning.

(4)	All Other Fees were for permitted risk management advisory services.

PROPOSAL NO. 3

RE-APPROVAL OF THE PERFORMANCE GOALS UNDER THE CONVERGYS CORPORATION LONG TERM INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m)

The Board of Directors previously adopted the Convergys Corporation Long Term Incentive Plan (the “LTIP”), which was last approved by shareholders on April 22, 2008. In order to allow Convergys to continue to grant awards under the LTIP that are intended to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (which is sometimes referred to in this Proxy Statement as “Section 162(m)”), Convergys is asking shareholders to re-approve the material terms of the performance goals under the LTIP. Shareholders are not being asked to approve an increase in the number of shares authorized for issuance under the LTIP.

Section 162(m) generally prevents a publicly held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to its “covered employees.” A “covered employee” is any employee who on the last day of the tax year is either (i) the Chief Executive Officer or (ii) among the other three highest compensated executive officers (other than the Chief Financial Officer). Compensation is exempt from this limitation, however, if it qualifies as “performance-based compensation.”

The LTIP allows Convergys to grant awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m). One requirement for compensation to be performance-based is that the material terms of the performance goals be disclosed to and approved by shareholders every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive awards, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the LTIP during any period. Each of these aspects is discussed below.

If the material terms of the performance goals under the LTIP are not approved by the shareholders, we may not grant any awards of “performance-based compensation” (other than stock options and stock appreciation rights (or “SARs”)) to our covered employees under the LTIP after the date of the 2013 Annual Meeting of shareholders. Nonetheless, we retain the discretion to grant equity awards without regard to whether such awards would be deductible under Section 162(m).

Eligibility for Participation

All employees and certain non-employee advisors of Convergys and its affiliates, as well as all of the non-employee directors of the Company, are eligible to participate in the LTIP, if selected by the Compensation and Benefits Committee of our Board of Directors. Approximately 500 employees of the Company and its affiliates are eligible to participate in the LTIP.

Business Criteria for Performance Goals

The objective performance criteria upon which awards of “performance-based compensation” may be based will be measured in terms of one or more of the following objectives, described as they relate to Company-wide objectives or of a subsidiary, division, department or function of the Company: earnings per share; stock price; total shareholder return; return on investment; return on capital; revenues; earnings from operations; earnings before or after interest and taxes; net income; cash flow; debt to capital ratio; economic value added; return on equity; return on assets; earnings before or after interest, depreciation, amortization or extraordinary or special items; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit; operating income; price earnings ratio; expense ratios/operating expense; total expenditures; cost reduction targets; cumulative shareholder value added; working capital/capital expended; and liquidity.

For each performance award that is intended to qualify as “performance-based compensation” (other than stock options and SARs) the Compensation and Benefits Committee will specify the objective performance criteria to be achieved, a minimum acceptable level of achievement below which no payment will occur, and a formula for determining the amount of any payment to occur if performance is at or above the minimum acceptable level but falls short of full achievement of the specified performance criteria.

If the Compensation and Benefits Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance criteria to be unsuitable, the Compensation and Benefits Committee may modify such performance criteria or the related levels of achievement, in whole or in part, as the Compensation and Benefits Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a payment under the Plan to fail to qualify for the performance-based compensation exception to Section 162(m).

Maximum Awards Payable to an Employee

No participant may be granted stock options, SARs, performance shares, restricted stock, restricted stock units or other stock awards intended to qualify as “performance-based compensation,” for more than 500,000 Common Shares, in the aggregate, during any one calendar year. No more than $3,500,000 may be paid to any one individual in any one calendar year pursuant to LTIP awards in the form of performance units.

Other Provisions of the LTIP

The following is a summary of the other terms and provisions of the LTIP. A copy of the LTIP is available in printed form upon written request to our Secretary.

Purposes of the LTIP. The purposes of the LTIP are to further the long-term growth of the Company by offering competitive incentive compensation related to long-term performance goals to those employees who will be largely responsible for planning and directing such growth, to reinforce the commonality of interest between the Company’s shareholders and the participants in the LTIP and to aid in attracting and retaining employees of outstanding abilities and specialized skills.

Administration. The Compensation and Benefits Committee administers the LTIP and selects the persons who are eligible to receive awards under the LTIP. The Compensation and Benefits Committee may delegate to one or more officers of the Company the authority to make awards to employees of the Company who are not designated as Section 16 officers of the Company and to non-employee advisors. The Compensation and Benefits Committee has complete authority to make awards in such format and amounts as it determines and to cancel, suspend or amend awards, provided that it shall not, without shareholder approval, amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option having a lower exercise price.

Shares Available. A total of 38,000,000 Common Shares are reserved for issuance under the LTIP. Of this number, the aggregate number of Common Shares that may be issued upon the exercise of incentive stock (“ISOs”) may not exceed 15,000,000. The number of shares authorized for issuance under the LTIP is not being changed or increased, and the remaining Common Shares available for issuance are set forth under “Current Equity Compensation Plan Information” on page 61. Any Common Shares issued under the LTIP may consist, in whole or in part, of authorized and unissued Common Shares or Common Shares held as treasury shares. Any Common Shares subject to any award that are forfeited or withheld in payment of any exercise price or taxes will again be available for grant. Also, if an award terminates without the issuance of Common Shares, the Common Shares subject to such award will again be available for grant.

Types of Awards. Awards under the LTIP may be in any one or a combination of the following: (a) stock options, including ISOs, (b) SARs, in tandem with stock options or free standing, (c) restricted stock and restricted stock units, (d) performance shares and performance units, and (e) other awards valued in whole or in part by reference to or otherwise based on Common Shares (“other stock awards”). In addition in connection with any award or deferred award, payments may also be made representing dividends or interest or their equivalents.

Stock Options. The LTIP provides that the purchase price of Common Shares purchasable under any stock option shall not be less than 100% of the fair market value of the Common Shares on the date that the option is granted. Payment of the purchase price for option shares must be made in cash or by delivery of other Common Shares of the Company or other property, or a combination thereof, having a fair market value equal to the purchase price of the option shares. The period of any option shall be determined by the Compensation and Benefits Committee, but no ISO may be exercised later than 10 years after the date of grant or earlier than one year after the date of grant.

Stock Appreciation Rights. A SAR represents the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares covered thereby on the date of exercise of the SAR exceeds the grant price of the SAR. The grant price and other terms of the SAR shall be determined by the Compensation and Benefits Committee. A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an ISO. Upon the exercise of a SAR, payment may be made in cash, Common Shares or other property, or a combination thereof, as the Compensation and Benefits Committee shall determine. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at fair market value on the date of exercise of the SAR.

Restricted Stock. Restricted stock will consist of Common Shares which are subject to such conditions, restrictions and limitations as the Compensation and Benefits Committee determines to be appropriate, including but not limited to vesting conditioned upon satisfaction of performance criteria. Restricted stock will be awarded without consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Compensation and Benefits Committee decides otherwise. With respect to Common Shares awarded as restricted stock, the recipient shall have all rights of a shareholder of the Company, including the right to vote and the right to receive cash dividends, unless the Compensation and Benefits Committee shall otherwise determine. Upon termination of the participant’s employment during the restriction period, all restricted stock shall be forfeited subject to such exceptions, if any, as are authorized by the Compensation and Benefits Committee as to termination of employment, retirement, disability, death or special circumstances.

Restricted Stock Units. The LTIP permits the grant of restricted stock units. Restricted stock units represent the right of the recipient to receive a number of Common Shares in the future, but subject to the fulfillment of such conditions as the Compensation and Benefits Committee may specify, including but not limited to the satisfaction of performance criteria. Restricted stock units will be awarded without consideration other than the rendering of services, unless the Compensation and Benefits Committee decides otherwise.

Performance Shares and Units. The LTIP permits the grant of performance shares and performance units (“performance awards”) as additional compensation to participants for services to the Company or one of its subsidiaries based on performance periods and performance criteria established by the Compensation and Benefits Committee for the Company or any subsidiary of the Company. Payment of performance awards may be made in cash, Common Shares or other property, or a combination thereof, as the Compensation and Benefits Committee shall determine. There may be more than one award in existence at any one time and performance periods may differ. Recipients of performance awards are not required to provide consideration other than the rendering of service, unless the Compensation and Benefits Committee decides otherwise.

Other Stock Awards. The LTIP permits the award of other stock awards, either alone or in addition to other awards granted under the LTIP, subject to such conditions, restrictions, and limitations as the Compensation and Benefits Committee determines to be appropriate. Other stock awards are awards of Common Shares or other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company. Other stock awards may be paid in cash, Common Shares or other property, or a combination thereof, as the Compensation and Benefits Committee shall determine.

Grants to Non-Employee Directors. Under the LTIP, awards (other than ISOs) may be made to directors who are not employees of the Company. With respect to any awards to non-employee directors, the Board of

Directors will exercise the powers otherwise reserved to the Compensation and Benefits Committee under the LTIP, including authority to select the non-employee directors who will receive awards, to select the types of awards and to impose limitations, conditions and restrictions on the awards as the Board of Directors may deem appropriate.

Grants to Non-Employee Advisors. Under the LTIP, awards (other than ISOs) may be made to non-employee advisors who participate in a foreign advisory board. With respect to any grants to non-employee advisors, the Compensation and Benefits Committee has authority to select the non-employee advisors who will receive awards, to select the types and amounts of awards, and to impose limitations, conditions and restrictions on the awards as the Compensation and Benefits Committee may consider appropriate.

Change of Control. In the event of a change in control, all outstanding options and SARs become exercisable in full, all restrictions applicable to Common Shares awarded as restricted stock lapse, all Common Shares subject to restricted stock units granted under the plan will be issued and outstanding performance shares and performance units will become immediately payable based on performance through the date of the change of control. However, LTIP awards that are considered deferred compensation under Code Section 409A (awards which provide for accelerated vesting in some termination circumstances but which provide that payment will nonetheless be made on the originally scheduled payment date), may not be paid in the event of a change of control that does not meet the definition of change of control in Code Section 409A. Therefore, the LTIP provides that if there is a change of control under the LTIP that is not also a change of control under Code Section 409A, the award will vest on the change of control, but will not be paid until the original payment date.

In addition unless the Compensation and Benefits Committee revokes the entitlement prior to the change in control, any optionee who is considered a statutory officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, shall be entitled to receive in lieu of the exercise of any stock option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate price of such option, or portion thereof, and (a) in the event of a tender offer or similar event, the final offer price per share paid for Common Shares times the number of Common Shares covered by the option or portion thereof, or (b) the aggregate value of the Common Shares covered by the stock option.

Amendment and Termination. The LTIP may be amended or terminated by the Board of Directors of the Company, provided that no such action shall impair the rights of a participant without the participant’s consent and provided that no amendment shall be made without shareholder approval which (a) increases the total number of Common Shares reserved for issuance under the LTIP, the total number of Common Shares which may be issued upon the exercise of ISOs or the total number of Common Shares which may be issued to any one individual, (b) changes the class of persons eligible to receive awards under the LTIP or (c) is required to be approved by shareholders to comply with applicable laws or rules.

Income Tax Consequences

The following is a summary of some of the US Federal income tax consequences of transactions under the LTIP. This summary does not describe foreign, state or local tax consequences.

No income will be recognized by an optionee upon the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, ordinary income is recognized by the optionee equal to the difference between the option price paid for the Common Shares and the fair market value of the Common Shares on the date of exercise. At the time of a sale of Common Shares acquired upon exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on the holding period.

No income will be recognized by an optionee upon the grant or exercise of an ISO. However, the excess of the fair market value of the Common Shares on the exercise date over the option price will be included in the optionee’s income for purposes of the alternative minimum tax. If Common Shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If Common Shares acquired upon exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

No income will be recognized by a participant in connection with the grant of a tandem or freestanding SAR. When the SAR is exercised, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received and/or the fair market value of any unrestricted Common Shares received on the exercise.

No income will be recognized upon the grant of performance shares or performance units. Upon satisfaction of the objective performance criteria upon which any such awards are conditioned, the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and/or the fair market value of any unrestricted Common Shares received.

The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by an amount, if any, paid by the participant for the restricted stock) at such time as the shares are no longer subject to forfeiture for purposes of Code Section 83. However, a participant who elects under Code Section 83(b) within 30 days of the date of receipt of the shares will have taxable ordinary income on the date of receipt of the shares equal to the excess of the fair market value of the shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

No income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that the shares are transferred to the participant under the award (reduced by any amount paid by the participant for the restricted stock units), and the capital gain/loss holding period for the shares will also commence on the date that the shares are transferred to the participant.

Section 409A of the Code imposes restrictions on certain awards granted under the LTIP that qualify as “non-qualified deferred compensation.” If such an award fails to comply with these restrictions, then the recipient will be subject to accelerated taxation, a 20% tax penalty and interest. The Company intends that the LTIP and any awards granted under the LTIP will either be exempt from, or comply with, the restrictions imposed by Section 409A and any applicable regulations.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding deduction. However, the Company’s deduction is only permitted to the extent that the amount recognized as income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the limitation on certain executive compensation under Code Section 162(m).

Plan Benefits

Because the Compensation and Benefits Committee has discretion to determine which employees, non-employee directors and non-employee advisers will receive awards under the LTIP and the amount and type of those awards, future benefits to be received by a person or group under the LTIP are not determinable at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RE-APPROVAL OF THE PERFORMANCE GOALS UNDER THE CONVERGYS CORPORATION LONG TERM INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m).

Current Equity Compensation Plan Information

The following table provides information as of December 31, 2012 about our equity compensation plan under which awards are currently outstanding.

	Number of Common Shares to be Issued Upon Exercise	Weighted Average Exercise Price	Common Shares Available for Future Issuance
Equity compensation plans approved by shareholders
Stock options	1,152,076	$12.91
Restricted stock units	2,539,762

	3,691,838	$12.91	10,204,491

PROPOSAL NO. 4

APPROVAL, ON AN ADVISORY BASIS,

OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At the 2011 Annual Meeting of Shareholders, the shareholders approved a resolution to hold an annual advisory vote on executive compensation, and the Board of Directors decided that the advisory vote on executive compensation would be held every year until the next required advisory vote on the frequency of holding the advisory vote on executive compensation. We, therefore, are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the Proxy Statement for the Annual Meeting of shareholders in 2014 must be received by the Company on or before November 14, 2013 and must also meet the other requirements of the rules of the SEC relating to shareholder proposals. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. If a shareholder notifies the Company after January 28, 2014 of its intent to present a proposal, the Company will have the right to exercise discretionary voting authority with respect to that proposal without including information regarding such proposal in its proxy materials. Submitting a proposal does not guarantee that it will be included in the proxy statement nor that a shareholder may raise a proposal at the Annual Meeting. Proposals or notices should be sent to the Corporate Secretary at the address listed above: Corporate Secretary, Convergys Corporation, 201 East Fourth Street, Cincinnati, Ohio 45202.

HOUSEHOLDING NOTICE

Important Notice Regarding Delivery of Shareholder Documents

The SEC rules allow companies, subject to certain conditions, to send only one proxy statement and annual report or Notice of Internet Availability of Proxy Materials to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for shareholders and cost savings for companies by reducing the number of duplicate documents that households receive.

If you are a Convergys Corporation shareholder who resides in the same household with another shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address, and wish to receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each account, please contact our transfer agent, Computershare, toll free at 1-888-294-8217. You may also write to Computershare at P.O. Box 43078, Providence, RI 02940-3078.

If you do not contact us within 60 days of the date of this mailing, your consent to “householding” will be presumed and your household will receive only one proxy statement and annual report or Notice of Internet Availability of Proxy Materials until you, or other members of your household, revoke such consent. Please note that each shareholder will continue to receive a separate proxy card or other personalized information, which will allow each individual to vote independently. You may also receive a separate mailing if you hold additional shares in a brokerage account.

You may revoke your consent at any time by contacting our transfer agent, Computershare, using the same contact information as set forth above. Your request to begin receiving separate documents will begin 30 days after receiving such notice.

No action is required on your part to participate. This program not only allows us to reduce costs but also is more environmentally friendly by reducing the unnecessary use of materials.

ADDITIONAL INFORMATION

Other Business. At the time this Proxy Statement was released on March 13, 2013, the Company knew of no other matters which might be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

How We Solicit Proxies. In addition to this distribution Convergys may solicit proxies personally, electronically or by telephone. Convergys pays the costs of soliciting the proxies. The Company is paying

Georgeson Inc. a fee of $15,500, plus expenses, to help with the solicitation of proxies for the meeting. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

FORM 10-K AND CORPORATE GOVERNANCE DOCUMENTS AVAILABLE

Requests for copies of the Company’s Annual Report on Form 10-K or exhibits thereto, proxy statement, any committee charter, the Governance Principles, the Business Code of Conduct or the Financial Code of Ethics should be addressed to Convergys Corporation, 201 East Fourth Street, Cincinnati, Ohio 45202, Attention: Investor Relations Department. These reports are also available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com. The information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2,
3, and 4.

1. Election of Directors*:	For	Withhold		For	Withhold		For	Withhold	+
01 - Andrea J. Ayers	☐	☐	02 - John F. Barrett	☐	☐	03 - Richard R. Devenuti	☐	☐
04 - Jeffrey H. Fox	☐	☐	05 - Joseph E. Gibbs	☐	☐	06 - Joan E. Herman	☐	☐

07 - Thomas L. Monahan III	☐	☐	08 - Ronald L. Nelson	☐	☐	09 - Richard F. Wallman	☐	☐	*for one-year terms

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of the independent registered public accounting firm.	☐	☐	☐	3.	To re-approve performance goals under the Convergys Corporation Long Term Incentive Plan for purposes of Section 162(m).	☐	☐	☐

4.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
¢ 01L1SD	1 U P X	+

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

-

Proxy — CONVERGYS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONVERGYS CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2013

The undersigned hereby appoints Philip A. Odeen, Thomas L. Monahan III, and Andrea J. Ayers and each or any of them, proxies, with full power of substitution, to represent and to vote all common shares of Convergys Corporation held of record by the undersigned on February 28, 2013, at the annual meeting of shareholders to be held on April 26, 2013 at 11:30 A.M. EDT, Atrium Two Building, Suite 1900, 221 East Fourth Street, Cincinnati, OH 45202, and at any adjournment thereof, notice of which meeting together with the related proxy statement have been received.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when executed will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all of the nominees listed and FOR Proposals 2, 3 and 4.

(Continued on reverse side.)

Please mark, sign and date on the reverse side.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT on April 26, 2013.

Vote by Internet • Go to www.envisionreports.com/cvgb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2,
3, and 4.

1. Election of Directors*:	For	Withhold		For	Withhold		For	Withhold	+
01 - Andrea J. Ayers	☐	☐	02 - John F. Barrett	☐	☐	03 - Richard R. Devenuti	☐	☐
04 - Jeffrey H. Fox	☐	☐	05 - Joseph E. Gibbs	☐	☐	06 - Joan E. Herman	☐	☐

07 - Thomas L. Monahan III	☐	☐	08 - Ronald L. Nelson	☐	☐	09 - Richard F. Wallman	☐	☐	*for one-year terms

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of the independent registered public accounting firm.	☐	☐	☐	3.	To re-approve performance goals under the Convergys Corporation Long Term Incentive Plan for purposes of Section 162(m).	☐	☐	☐

4.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
¢ 01L1RD	9 3 A V	+

2013 Annual Meeting Admission Ticket

2013 Annual Meeting of

Convergys Corporation Shareholders

Friday, April 26, 2013, 11:30 A.M. EDT

Atrium Two Building

Suite 1900

221 East Fourth Street

Cincinnati, OH 45202

Please tear off this Admission Ticket. If you plan to attend the annual meeting of shareholders,

you will need this ticket along with photo identification to gain admission to the meeting.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

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Proxy — CONVERGYS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONVERGYS

CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2013

The undersigned hereby appoints Philip A. Odeen, Thomas L. Monahan III, and Andrea J. Ayers and each or any of them, proxies, with full power of substitution, to represent and to vote all common shares of Convergys Corporation held of record by the undersigned on February 28, 2013, at the annual meeting of shareholders to be held on April 26, 2013 at 11:30 A.M. EDT, Atrium Two Building, Suite 1900, 221 East Fourth Street, Cincinnati, OH 45202, and at any adjournment thereof, notice of which meeting together with the related proxy statement have been received.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when executed will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all of the nominees listed and FOR Proposals 2, 3 and 4.

(Continued on reverse side.)

Please mark, sign and date on the reverse side.